This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Rule 424b(5)

Registration Statement No. 333-99955
Subject to Completion
Preliminary Prospectus Supplement Dated May 20, 2004

PROSPECTUS SUPPLEMENT

(To prospectus dated October 2, 2002)

                                    Trust Preferred Securities
DTE Energy Trust II
             % Trust Originated Preferred Securities® (“TOPrS®”)
(Liquidation Amount $25 Per TOPrS)
Fully and Unconditionally Guaranteed, as described herein, by

DTE Energy Company

          Each TOPrS will have a stated liquidation amount of $25 and will represent a beneficial interest in the assets of DTE Energy Trust II, a Delaware statutory trust. Distributions on the TOPrS will be cumulative and will be payable quarterly, beginning on September 1, 2004 at the rate of     % of the stated liquidation amount per year, or approximately $     per TOPrS. DTE Energy Company, a Michigan corporation, will own all the common securities issued by DTE Energy Trust II.

          DTE Energy Company will guarantee the payments of the distributions on the TOPrS to the extent described in this prospectus supplement and the accompanying prospectus.

          The assets of the Trust will consist solely of DTE Energy’s junior subordinated debentures maturing on June 1, 2044. DTE Energy will pay interest on the debentures at the rate of     % per year on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2004, except that it may defer interest payments as described in this prospectus supplement. Any deferred interest payments will bear additional interest at     % per year, to the extent legally permitted. If DTE Energy defers interest payments on the debentures, the Trust will defer distribution payments on the TOPrS for the same deferral period. However, deferred distributions will themselves accumulate distributions at a rate of     % per year, to the extent legally permitted.

          DTE Energy may redeem the junior subordinated debentures in whole or in part at any time on or after June 1, 2009, and at other times described in this prospectus supplement. The redemption price will be equal to the unpaid principal amount of the debentures being redeemed, plus any accrued and unpaid interest. If the debentures are redeemed, the Trust will redeem a like amount of TOPrS and common securities pro rata based on the aggregate liquidation amounts of each class.

          Application will be made to list the TOPrS on the New York Stock Exchange. DTE Energy expects trading on that exchange will commence within 30 days after the TOPrS are first issued.

Investment in the TOPrS involves risks. You should read carefully the entire prospectus and this prospectus supplement, including the section entitled “Risk Factors” that begins on page S-11 of this prospectus supplement, which describes some of these risks.

	Per TOPrS	Total

Public offering price(1)(3)	$	$
Underwriters’ discount to be paid by DTE Energy	$	$
Proceeds to DTE Energy Trust II(2)	$	$

(1)	Plus accumulated distributions from June 1, 2004, if settlement occurs after that date.

(2)	Expenses of the offering will be paid by DTE Energy.

(3)	The underwriters may also purchase up to an additional TOPrS at $25 per TOPrS, plus accumulated distributions from , 2004, within thirty days from the date of this prospectus supplement to cover overallotments.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The TOPrS will be ready for delivery in book-entry form only through The Depository Trust Company on or about                 , 2004.

Merrill Lynch & Co.

A.G. Edwards

Comerica Securities

H&R Block Financial Advisors Inc.

KeyBanc Capital Markets

Lehman Brothers

RBC Capital Markets

The date of this prospectus supplement is May     , 2004.

“Trust Originated Preferred Securities” and “TOPrS” are service marks of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the Trust have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Trust are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate only as of its date. DTE Energy’s business, financial condition, results of operations and prospects may have changed since such date. To the extent that the information in the prospectus supplement differs from the information in the prospectus, you should rely on the information in the prospectus supplement.

      Unless otherwise indicated, the information contained in this prospectus supplement assumes that the underwriters do not exercise the overallotment option described in “Underwriting.” In this prospectus supplement, references to “DTE Energy,” “we,” “us,” “Company” and “our” refer to DTE Energy Company, unless the context indicates that the references are to DTE Energy Company and its consolidated subsidiaries, and references to the “Trust” are to DTE Energy Trust II.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus supplement, the accompanying prospectus or in documents incorporated herein or therein. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement or the date of any document incorporated by reference.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Our actual results may differ from those expected due to a number of variables as described in our public filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which are incorporated by reference herein.

      All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

      This summary highlights important information about DTE Energy, the Trust and this offering. It does not contain all the information that is important to you in connection with your decision to invest in the TOPrS. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety as well as the information we incorporate by reference before making an investment decision.

DTE Energy Company

      In 1995, DTE Energy incorporated in the state of Michigan. Our regulated operations consist primarily of The Detroit Edison Company (“Detroit Edison”) and Michigan Consolidated Gas Company (“MichCon”). We also have numerous non-regulated subsidiaries engaged in energy marketing and trading, energy services, and various other electricity, coal and gas related businesses. DTE Energy is an exempt holding company under the Public Utility Holding Company Act (“PUHCA”) of 1935, except Section 9(a)(2) that relates to the acquisition of securities of public utility companies and Section 33 that relates to the acquisition of foreign (non-U.S.) utility companies.

      Detroit Edison is a Michigan corporation organized in 1903. Detroit Edison is a public utility subject to regulation by the Michigan Public Service Commission (“MPSC”) and the Federal Energy Regulatory Commission (“FERC”) and is engaged in the generation, purchase, distribution and sale of electric energy to 2.1 million customers in a 7,600 square mile area in southeastern Michigan.

      MichCon is a Michigan corporation organized in 1898. MichCon became an indirect wholly owned subsidiary of DTE Energy in conjunction with the acquisition of MCN Energy which was subsequently merged into DTE Energy Enterprises, Inc., which was completed on May 31, 2001. MichCon is a public utility subject to regulation by the MPSC. MichCon is engaged in the purchase, storage, transmission, distribution and sale of natural gas to 1.2 million customers in a 14,700 square mile area throughout Michigan.

      In February 2003, we sold International Transmission Company, our electric transmission business, to affiliates of Kohlberg Kravis Roberts & Co. and Trimaran Capital Partners, LLC.

The Offering

      The following is a brief summary of certain terms of this offering. For a more complete description, see “Description of the TOPrS,” “Description of the junior subordinated debentures” and “Description of the guarantee” in this prospectus supplement and “Description of Debt Securities,” “Description of Trust Preferred Securities” and “Description of Trust Preferred Securities Guarantees” in the accompanying prospectus.

Issuer	DTE Energy Trust II, a Delaware statutory trust, has been created for the purpose of acquiring and holding our % junior subordinated debentures due June 1, 2044 and issuing the TOPrS to the public and common securities to us which together constitute the entire beneficial ownership in those debentures.

The Trust has five trustees. The three administrative trustees are our officers or employees. The Bank of New York will act as the property trustee of the Trust and The Bank of New York (Delaware) will act as the Delaware trustee of the Trust. The principal offices and telephone number of DTE Energy Trust II are the same as ours.

Securities Offered	% TOPrS in denominations of $25 each and with an aggregate liquidation amount of $ . Each TOPrS will represent an undivided beneficial ownership interest in the assets of DTE Energy Trust II. Each TOPrS will entitle its holder to receive quarterly distributions as described below.

DTE Energy Trust II will invest the proceeds of the TOPrS and of its common securities in an equivalent amount of our junior subordinated debentures. The Trust will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the TOPrS and its common securities. We will guarantee payments made on the TOPrS to the extent described below. Both the junior subordinated debentures and the guarantee will be subordinated to our existing and future senior indebtedness, and will effectively be subordinated to existing and future indebtedness of our subsidiaries.

Distributions	Holders of the TOPrS will be entitled to receive cumulative cash distributions at an annual rate of %. Distributions on the TOPrS will accumulate from the date of issuance, and will be paid quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2004, unless they are deferred as described below.

Distribution Deferral	We can, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods, unless an event of default under the junior subordinated debentures has occurred and is continuing. In other words, we may declare at our discretion up to a five year interest payment moratorium on the junior subordinated debentures and may choose to do that on more than one occasion. We may also elect to shorten the length of any deferral period. Interest payments cannot be deferred, however, beyond the maturity date of the junior subordinated debentures, nor can we begin a new interest deferral period until we have paid all accrued interest on the junior subordinated debentures from the previous interest deferral period. If we defer interest payments on the junior subordinated debentures, DTE Energy Trust II will also defer distributions on the TOPrS. Any deferred interest on the junior subordinated debentures will accrue additional interest at an annual rate of %, compounded quarterly, to the extent permitted by law, and, as a result, any deferred distributions on the TOPrS will accumulate additional amounts at an annual rate of %, compounded quarterly, to the extent permitted by law. During any period in which we defer interest payments on the junior subordinated debentures, we will not do any of the following, with certain limited exceptions:

• declare or pay any dividends or distributions on our capital stock;

• redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock;

• make any interest, principal or premium payment on, or repay, repurchase or redeem, any of our indebtedness that ranks equally with or junior to the junior subordinated debentures; or

• make any guarantee payments with respect to any indebtedness of our subsidiaries or any other party that is equal in right of payment with, or junior to, the junior subordinated debentures.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated at that time as being issued with original issue discount for United States federal income tax purposes. This means you would be required to include in your gross income for United States Federal income tax purposes the deferred distributions on your TOPrS (including interest thereon) even though you will not be receiving any cash distributions. For more information about the tax consequences you may have if payments of distributions are deferred, see “Federal income tax considerations — Exercise of deferral option” below.

We have no current intention of exercising our right to defer interest payments on the junior subordinated debentures.

Redemption	DTE Energy Trust II will redeem all of the outstanding TOPrS when the junior subordinated debentures are repaid at maturity. The junior subordinated debentures are scheduled to mature on June 1, 2044.

In addition, if we redeem any junior subordinated debentures before their maturity, DTE Energy Trust II will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a proportionate basis, the TOPrS and its common securities having a combined liquidation amount equal to the principal amount of the junior subordinated debentures being redeemed. We can redeem the junior subordinated debentures before their maturity (1) in whole or in part on one or more occasions any time on or after June 1, 2009 and (2) only in whole at any time within 90 days following the occurrence and continuation of certain changes in tax or investment company laws and regulations, in either case, at 100% of their principal amount plus accrued and unpaid interest. These circumstances are more fully described below under the caption “Description of the TOPrS — Redemption,” “Description of the TOPrS — Right to redeem upon a special event” and “Description of the junior subordinated debentures — Redemption” in this prospectus supplement.

Liquidation Distribution Upon Dissolution	Upon any dissolution, winding-up or liquidation of DTE Energy Trust II involving the liquidation of the junior subordinated debentures, the holders of the TOPrS will be entitled to receive, out of assets held by DTE Energy Trust II, subject to the rights of creditors of DTE Energy Trust II, if any, distributions in an amount equal to the aggregate stated liquidation amount of $25 per TOPrS, plus accumulated and unpaid distributions to the date of payment. DTE Energy Trust II will not make this distribution if the junior subordinated debentures have been distributed to the holders of the TOPrS as described under

“Dissolution of DTE Energy Trust II and Distribution of the Junior Subordinated Debentures” below.

The Guarantee	We will fully and unconditionally guarantee the payments of all amounts due on the TOPrS to the extent DTE Energy Trust II has funds legally available for payment of such distributions. The guarantee does not cover payments when DTE Energy Trust II does not have legally available funds to make payments on the TOPrS. In other words, if we do not make a payment on the junior subordinated debentures, DTE Energy Trust II will not have sufficient funds to make payments on the TOPrS, and the guarantee will not obligate us to make those payments on DTE Energy Trust II’s behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the junior subordinated debentures, but senior to the capital stock of DTE Energy.

Dissolution of DTE Energy Trust II, and Distribution of the Junior Subordinated Debentures	If we elect to dissolve DTE Energy Trust II prior to June 1, 2044, DTE Energy Trust II will distribute the junior subordinated debentures to holders of the TOPrS and the common securities on a proportionate basis pursuant to the terms of the trust agreement.

Use of Proceeds	DTE Energy Trust II will use the proceeds from this offering and the sale of its common securities to purchase our junior subordinated debentures. We intend to use the proceeds from the sale of the junior subordinated debentures for general corporate purposes after the payment of underwriting commissions and costs of issuance.

Listing	Application will be made to list the TOPrS on the New York Stock Exchange. We expect that trading will commence within 30 days after the TOPrS are first issued. You should understand that the listing of the TOPrS will not ensure that an active trading market will be available or that you will be able to sell your TOPrS at the price you originally paid for them. If the junior subordinated debentures are distributed, we will use our best efforts to list the junior subordinated debentures on the New York Stock Exchange (or any other exchange on which the TOPrS are then listed) in place of the TOPrS.

Form of the Trust Preferred Securities	The TOPrS will be represented by one or more global certificates that will be deposited with The Depository Trust Company, New York, New York (“DTC”) and registered in the name of Cede & Co., as DTC’s nominee. This means that you will not receive a certificate for your TOPrS. For more details, see the information under the caption “Book-entry procedures and settlement” in this prospectus supplement.

Ranking	The TOPrS will generally rank equal to DTE Energy Trust II’s common securities in priority of payment. The Trust will make payments on the TOPrS and the common securities based on a proportionate allocation, except after an event of default. For a more detailed explanation, see “Description of the TOPrS — Subordination of common securities” in this prospectus supplement.

Our junior subordinated debentures will be unsecured and will rank subordinate and junior in right of payment to all of our current and future senior indebtedness. The junior subordinated debentures will rank equal to any other junior subordinated debentures that we may issue.

Our guarantee will rank equal to any other guarantees that we may issue on TOPrS issued by trusts similar to the Trust. The guarantee will be unsecured and will rank junior in right of payment to all of our other liabilities to the same extent as our junior subordinated debentures. Because we are a holding company, our obligations on the junior subordinated debentures and the guarantee will be effectively subordinated to existing and future liabilities and preferred stock of our subsidiaries, but will be senior to the capital stock of DTE Energy. See “Risk Factors.”

Ratings	We expect that, upon initial issuance, the TOPrS will be rated “BBB-” by Standard & Poor’s Ratings Group (“Standard & Poor’s”) and “Baa3” by Moody’s Investors Service, Inc. (“Moody’s”). These agencies have placed a negative outlook on our ratings. For a description of factors affecting our credit ratings, see “Risk Factors.” Ratings reflect only the rating agencies’ views and are not recommendations to buy, sell or hold the TOPrS. Any rating agency may revise or withdraw its rating on the TOPrS, and accordingly, there can be no assurance that the ratings assigned to the TOPrS upon initial issuance or at any other time will not be lowered or withdrawn by a rating agency at any time thereafter.

Risk Factors	Your investment in the TOPrS will involve risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information in this prospectus supplement and the accompanying prospectus, including “Cautionary Statements Regarding Forwarding-Looking Statements,” on page S-2 of this prospectus supplement, before deciding whether an investment in the TOPrS is suitable for you.

Summary consolidated financial data

      The following table sets forth our summary consolidated financial data on a historical basis for the quarters ended March 31, 2004 and March 31, 2003 and the five years ended December 31, 2003. The year-end financial data have been derived from our audited financial statements which have been audited by Deloitte & Touche LLP, independent public accountants. See “Independent Accountants” in this prospectus supplement. The financial data for the interim periods have been derived from our unaudited condensed consolidated financial statements and include, in the opinion of our management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial data. Financial results for the interim periods are not necessarily indicative of results that may be expected for any other interim period or for the fiscal year. The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, our financial statements and the related notes and the other financial or statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

	Three Months Ended
	March 31,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

	(Unaudited)

	(in millions, except per share data)
Income Statement Data
Operating Revenues	$2,093	$2,095	$7,041	$6,729	$5,787	$4,638	$4,499
Net Income	$186	$155	$521	$632	$332	$468	$483
Earnings Per Common Share
Basic	$1.10	$0.92	$3.11	$3.85	$2.17	$3.27	$3.33
Diluted	$1.09	$0.92	$3.09	$3.83	$2.16	$3.27	$3.33
Dividends Declared Per Share of Common Stock	$0.515	$0.515	$2.06	$2.06	$2.06	$2.06	$2.06
Balance Sheet Data
Total Assets	$20,874	$20,029	$20,753	$19,985	$19,587	$13,350	$13,021
Long-Term Debt	$7,320	$7,720	$7,669	$7,803	$7,928	$4,039	$4,091

CERTAIN DEVELOPMENTS

      DTE Energy’s two operating utilities currently have applications pending with the MPSC requesting changes in rates charged to customers.

Detroit Edison Rate Case

      In June 2003, Detroit Edison filed an application with the MPSC requesting a change in retail electric rates, resumption of the power supply cost recovery, or PSCR, mechanism to recover fuel and purchased power expenses, and recovery of net stranded costs. This application was subsequently revised in November 2003. The application requested $427 million annually in increased base rates and $109 million annually in regulatory asset surcharges. This amount would be phased in over a three-year period starting in 2004 as the caps on customer rates expire.

      On February 20, 2004, the MPSC issued an order for interim rate relief. The order authorized an interim increase in base rates, a transition charge for customers participating in the electric Customer Choice program and a new PSCR Factor. The interim base rate increase totaled $248 million annually, effective February 21, 2004, and is applicable to all customers not subject to the rate cap. The order also terminated certain transition credits and authorized transition changes to electric Choice customers designed to result in $30 million in additional revenues. The interim order is only designed to result in an increase in 2004 revenues of $51 million. The lower amount is the result of rate caps, the February 21, 2004 effective date and the PSCR adjustment. Amounts collected are subject to refund pending a final order in this rate case.

      In March 2004, the MPSC Staff filed testimony regarding final rate relief requested by Detroit Edison. The Staff recommended a base rate increase of $275 million, a $27 million increase over the $248 million interim order. The Staff recommended a capital structure of 54% debt and 46% equity and proposed an 11% return on equity. The filing of initial briefs occurred on May 14, 2004. The reply briefs are scheduled to be filed before close of business May 28, 2004.

      We currently expect that the Administrative Law Judge will issue a proposal for decision in our electric rate case in June 2004 and that the MPSC will issue a final order in September 2004.

MichCon Rate Case

      In September 2003, MichCon filed an application with the MPSC for an increase in service and distribution charges (base rates) for its gas sales and transportation customers. The filing requests an overall increase in base rates of $194 million per year (approximately 7% increase, inclusive of gas costs), beginning January 1, 2005. MichCon had requested that the MPSC increase base rates by $154 million per year on an interim basis by April 1, 2004. The MPSC Staff report on MichCon’s interim rate request was filed on May 3, 2004. After adjusting for several items that it will address in its final rate relief recommendation, the MPSC Staff recommended a $25 million interim rate increase. An interim order is expected in the third quarter of 2004 and a final order in the first quarter of 2005.

      Each of the rate cases is discussed in detail in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 5, 2004.

Environmental Matters

      Our two operating utilities are subject to extensive environmental regulation. Additional costs may result as the effects of various chemicals on the environment are studied and governmental regulations are developed and implemented. We expect to continue recovering environmental costs related to utility operations through rates charged to our customers.

      The Environmental Protection Agency (“EPA”) ozone transport regulations and final new air quality standards relating to ozone and particulate air pollution will continue to impact us. Detroit Edison has spent approximately $560 million through December 2003 and estimates that it will spend approximately $40 million in 2004 and incur up to an additional $1.2 billion of future capital expenditures over the next five to eight years to satisfy both existing and proposed new control requirements. Recovery of costs to be incurred through December 2004 is included in our June 2003 electric rate case. In addition, we maintain the option to securitize these costs after the completion of our current regulatory proceedings.

      The EPA has initiated enforcement actions against several major electric utilities citing violations of the Clean Air Act, asserting that older, coal-fired power plants have been modified in ways that would require them to comply with the more restrictive “new source” provisions of the Clean Air Act. Detroit Edison received and responded to information requests from the EPA on this subject. The EPA has not initiated proceedings against Detroit Edison. The United States District Court for the Southern District of Ohio Eastern Division issued a decision in August 2003 finding Ohio Edison Company in violation of the new source provisions of the Clean Air Act. If the Court’s decision is upheld, the electric utility industry could be required to invest substantial amounts in pollution control equipment. During the same month, however, a district court in a different division rendered a conflicting decision on the matter. On August 27, 2003, the EPA released new rules, effective December 26, 2003, allowing repair, replacement or upgrade of production equipment without triggering source requirement controls if the cost of the parts and repairs do not exceed 20% of the replacement value of the equipment being upgraded. Such repairs will be considered routine maintenance, however any changes in emissions would be subject to existing pollution permit limits and other state and federal programs for pollutants. Several states and environmental organizations have challenged these regulations and, on December 24, 2003, were granted a stay until the U.S. Court of Appeals D.C. Circuit hears the arguments on the case. We cannot predict the future impact of this issue upon Detroit Edison.

DTE Energy Revolving Credit Facility

      On May 7, 2004, we entered into a $375 million two-year unsecured revolving credit agreement with a syndicate of banks. This facility is in addition to the $350 million 364-day unsecured revolving credit facility maturing October 21, 2004 and the $350 million three-year unsecured revolving credit facility maturing October 24, 2006. These credit facilities may be utilized for general corporate borrowings, but primarily are intended to provide liquidity support for our commercial paper program and for issuing letters of credit.

RISK FACTORS

Risk Factors Relating to Our Business

      An investment in the TOPrS involves a number of risks. These risks may negatively affect the Company’s operations, cash flow and financial performance in the future, as well as the market value of the TOPrS. You should carefully consider the following information, together with the other information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in the prospectus, about risks concerning the Company, DTE Trust II and the TOPrS, before buying any TOPrS.

      Because DTE Energy Trust II will rely on the payments it receives on the junior subordinated debentures to fund all payments on the TOPrS, and because DTE Energy Trust II may distribute the junior subordinated debentures in exchange for the TOPrS, you are making an investment decision with regard to the junior subordinated debentures as well as the TOPrS. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the Company and DTE Energy Trust II, as well as both of these securities and the guarantee.

     Michigan’s Electric Customer Choice Program is negatively impacting our financial performance.

      Without regulatory relief or legislative changes, the Michigan Electric Customer Choice program will continue to have a negative impact on our financial performance. The Electric Customer Choice program, as originally contemplated in Michigan, anticipated an eventual transition to a totally deregulated and competitive environment where customers would be charged market-based rates for their electricity. The MPSC has continued to regulate electric rates for some of our customers, while alternative suppliers can charge market-based rates. In addition, such regulated electric rates for certain groups of Detroit Edison customers exceed the cost of service to those customers. This has resulted in high levels of participation in the electric customer choice program by those customers that have the highest price relative to their cost of service. While lost margins, sometimes referred to as stranded costs, may be recoverable in whole or in part through the regulatory process, there can be no assurances that legislative changes or the MPSC will allow for recovery of stranded costs.

      Remedying the structural issues of the electric Customer Choice program in Michigan is a key priority for the Company. These issues must be corrected to prevent the continued migration of customers to the electric Customer Choice program based on false market signals.

     Weather significantly affects our operations.

      Deviations from normal hot and cold weather conditions affect our earnings and cash flow. Mild temperatures can result in decreased utilization of our assets, lowering income and cash flow. Damage due to ice storms, tornadoes, or high winds can damage our infrastructure and require us to perform emergency repairs and incur material unplanned expenses. The expenses of storm restoration efforts may not be recoverable through the regulatory process.

     We continue to be negatively affected by the effects of competition.

      Deregulation and restructuring in the electric and gas industry has resulted in increased competition and unrecovered costs that have affected and may continue to affect the financial condition, results of operations or cash flows of our regulated businesses. Detroit Edison has remained a regulated public utility, and this continued regulation has hindered Detroit Edison’s ability to retain customers in a competitive marketplace.

     We are subject to rate regulation.

      We operate in a regulated industry. Our electric and gas rates are set by the MPSC and the FERC and cannot be increased without regulatory authorization. We may be impacted by new regulations or interpretations by the MPSC, FERC or other regulatory bodies. New legislation, regulations or interpretations could change how our business operates, impact our ability to recover costs through rate increases or require us to incur additional expenses. As discussed under “Certain Developments” beginning on page S-8 of this prospectus supplement, our operating utilities, Detroit Edison and MichCon, have pending requests for electric and gas rate increases, respectively. There can be no assurances as to the amount and timing of regulatory decisions in those pending proceedings.

     Our ability to utilize Section 29 tax credits may be limited.

      We have generated Section 29 tax credits from our synfuel, coke battery, biomass and gas production operations. Generating Section 29 tax credits is important to minimizing our income tax expense. We have not had sufficient taxable income to fully utilize Section 29 tax credits and have tax credit carry-forwards. Although we have received favorable private letter rulings on all of our synfuel plants, the generation of tax credits is subject to audit and review by the Internal Revenue Service. If there is a disallowance by Internal Revenue Service of previously recognized Section 29 tax credits, there could be additional tax liabilities owed that could impact our earnings and cash flows. The value of future credits generated may be affected by new tax legislation. Moreover, Section 29 tax credits related to the generation of synfuels expire at the end of 2007. We are aggressively pursuing the sales of interests in all of our remaining synthetic fuel projects. The combination of overall industry audits of Section 29 credits, supply and demand for investment in credit producing activities and new tax legislation could hinder our plan to sell interests in tax credit properties and could have an impact on our earnings and cash flows. While our cash flow may be favorably impacted by sales of these facilities, there can be no assurances that we will be successful. We have also provided certain guarantees and indemnities in conjunction with the sales of interests in our synfuel facilities.

     Adverse changes in our credit ratings may negatively affect us.

      Increased scrutiny of the energy industry and regulatory changes, as well as changes in our economic performance, could result in credit agencies’ reexaminating our credit rating. Several of the credit agencies have placed a “negative outlook” on our ratings due primarily to the uncertainty regarding our pending electric and gas rate cases. While credit ratings reflect the opinions of the credit agencies issuing such ratings and may not necessarily reflect actual performance, a downgrade in our credit rating could restrict or discontinue our ability to access capital markets at attractive rates and increase our borrowing costs. In addition, a reduction in credit rating may require us to post collateral related to various trading contracts, which would impact our liquidity.

      We expect that, upon initial issuance, the TOPrS will be rated “Baa3” by Moody’s and “BBB-” by Standard & Poor’s. However, a downgrade in our credit ratings could cause the TOPrS to be downgraded to below “investment grade,” which would likely adversely affect the trading value of the TOPrS.

     Regional and national economic conditions may have unfavorable impacts.

      Our businesses follow the economic cycles of the customers we serve. Should national or regional economic conditions decline, reduced volumes of electricity and gas we supply will result in decreased earnings and cash flow. Economic conditions in our service territory also impact our collections of accounts receivable and the financial results of our non-regulated businesses.

     Environmental laws and liability may be costly.

      We are subject to numerous environmental regulations. These regulations govern air emissions, water quality, wastewater discharge, and disposal of solid and hazardous waste. Compliance with these regulations can significantly increase capital spending, operating expenses and plant down times. These laws and regulations require us to seek a variety of environmental licenses, permits, inspections, and other regulatory approvals. We may also incur liabilities because of our emission of gases that may cause changes in the climate. The regulatory environment is subject to significant change, and, therefore, we cannot predict future issues. New environmental laws and regulations affecting our operations and new interpretations of existing laws and regulations may be adopted or become applicable to us.

      Additionally, we may become a responsible party for environmental clean up at sites identified by a regulatory body. We cannot predict with certainty the amount and timing of future expenditures related to environmental matters because of the difficulty of estimating clean up costs. There is also uncertainty in quantifying liabilities under environmental laws that impose joint and several liability on all potentially responsible parties.

      Since there can be no assurances that environmental costs may be recovered through the regulatory process, our financial performance may be negatively impacted as a result of environmental matters.

     Operation of a nuclear facility subjects us to risk.

      Ownership of an operating nuclear generating plant subjects Detroit Edison to significant additional risks. These risks, among others, include plant security, environmental regulation and remediation, and operational factors than can significantly impact the performance and cost of operating a nuclear facility. While we maintain insurance for various nuclear-related risks, there can be no assurances that such insurance will be sufficient to cover our costs in the event of an accident or business interruption at our nuclear generating plant, which may affect our financial performance.

     The supply and price of raw materials may impact our financial results.

      We are dependent on coal for much of our electrical generating capacity. Price fluctuation and supply disruptions could have a negative impact on our ability to profitably generate electricity. Our access to natural gas supplies is critical to ensure reliability of service for our regulated gas customers. We have hedging policies in place to mitigate negative fluctuations in commodity supply prices, but there can be no assurances that our financial performance will not be negatively impacted by price fluctuations.

     A work interruption may adversely affect us.

      Unions represent a majority of our employees. A union choosing to strike as a negotiating tactic would have an impact on our business. We have begun negotiations with unions for contracts expiring in 2004 and cannot predict the outcome. We are unable to predict the affects a work stoppage would have on our costs of operation and financial performance.

     Unplanned outages may be costly.

      Unforeseen maintenance may be required to safely produce electricity or comply with environmental regulations. This occurrence could result in spot market purchases of electricity in excess of our costs of generation. Our financial performance may be negatively affected if we are unable to recover such increased costs.

     Our ability to access capital markets at attractive interest rates is important.

      Our ability to access capital markets is important to operate our businesses. Heightened concerns about the energy industry, the level of borrowing by other energy companies and the market as a whole could limit our access to capital markets. Changes in interest rates could increase our borrowing costs and financial performance.

     Property tax reform may be costly.

      We are one of the largest payers of property taxes in the state of Michigan. Should the legislature change how schools are financed, we could face increased property taxes on our Michigan facilities.

     We may not be fully covered by insurance.

      While we have a comprehensive insurance program in place to provide coverage for various types of risks, catastrophic damage as a result of acts of God, terrorism, war or a combination of significant unforeseen events could impact our operations and economic losses might not be covered in full by insurance.

     Terrorism could affect our business.

      Damage to downstream infrastructure or our own assets by terrorist groups would impact our operations. At Fermi 2, we have already increased security as a result of an NRC order and further security increases are expected.

     Our participation in energy trading markets subjects us to additional risk.

      Events in the energy trading industry have increased the level of scrutiny on the energy trading business and the energy industry as a whole. A decline in the confidence in the energy trading market along with stricter credit requirements has led to a decrease in the number of trading entities resulting in decreased liquidity in the energy trading market. Also, in certain situations we may be required to post collateral to support trading operations.

Risk Factors Relating to the TOPrS

Our obligations to you are subordinated to our senior indebtedness.

      Our obligations under the junior subordinated debentures and our guarantee will be unsecured and subordinated. This means that we cannot make payments on the junior subordinated debentures and the guarantee, and as a result you will not receive any payments on your TOPrS, if we are in default on any of our senior indebtedness. In the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay our senior obligations in full before any payments may be made to you.

      In addition, because we are a holding company and our assets consist primarily of investments in our subsidiaries, payments due to you on the TOPrS are also effectively subordinated to all liabilities and preferred stock if any, of our subsidiaries.

      Our assets consist primarily of investments in subsidiaries. Our ability to service indebtedness, including the junior subordinated debentures and the guarantee, depends on the earnings of our subsidiaries and the distribution or other payment from subsidiaries of earnings to us in the form of dividends, loans or advances, and repayment of loans and advances from us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the junior subordinated debentures or the guarantee or to make payments to us in order for us to pay our obligations under the junior subordinated debentures or the guarantee. In addition, Detroit Edison has the right to defer interest payments on its outstanding junior subordinated debentures. In the event it exercises this right, Detroit Edison may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock during the deferral period. Another affiliate has outstanding debentures, which have similar restrictions.

      On March 31, 2004, we and our subsidiaries had consolidated long-term indebtedness of approximately $5.4 billion, substantially all of which would be effectively senior to our junior subordinated debentures as well as $369 million of equity-linked and trust preferred securities. Other consolidated liabilities included approximately $652 million of accounts payable at March 31, 2004. In addition, at such date, Detroit Edison had approximately $1.4 billion of securitization bonds of The Detroit Edison Securitization Funding LLC appearing on our balance sheet. There is no limitation on our subsidiaries’ abilities to incur additional indebtedness or other liabilities to which the TOPrS will be effectively subordinated.

Our guarantee is limited to funds available in the Trust.

      Our guarantee of distributions on the TOPrS is applicable only to the extent the Trust has funds legally available to make distributions. If we do not make payments of principal or interest on the junior subordinated debentures, the Trust will not have funds legally available to make distributions. In that case, you would not be able to rely on our guarantee for payment of those amounts. See “Description of the guarantee” below.

You may not be able to enforce your rights against us directly if an event of default occurs; you may have to rely on the property trustee to enforce your rights.

      You are not always able to directly enforce rights against us if an event of default occurs.

      If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the TOPrS. In that case, you would rely on the property trustee, as the holder of the junior subordinated debentures, to enforce its rights against us.

      You may only sue us directly in the following circumstances:

•	If the holders of a majority in liquidation amount of the TOPrS direct the property trustee to enforce its rights under the indenture but it does not enforce its rights as directed, you may sue us directly to enforce the property trustee’s rights.

•	If an event of default under the trust agreement occurs because of our failure to pay interest or principal on the junior subordinated debentures, you may sue us directly.

Payments on TOPrS may be deferred. This right may have adverse tax and market consequences.

      As long as our junior subordinated debentures are not in default, we have the right on one or more occasions to defer paying interest to the Trust on the junior subordinated debentures for up to 20 consecutive quarters. If we defer payments to the Trust, distributions on the TOPrS will also be deferred. Although interest will accrue on deferred distributions, we believe it is likely that the market value of TOPrS will decline whenever payments are deferred. In the event of these deferrals, under applicable United States federal income tax laws, you will be required to accrue income and pay taxes as if you received your share of the distributions plus interest during the deferral period, although you will not receive related cash distributions. Also, if you sell your TOPrS prior to the record date for the first distribution after the deferral period, you will never receive the cash from us related to the deferred amounts you reported for federal income tax purposes. For more information concerning the tax consequences of purchasing and holding the TOPrS, see “Federal income tax considerations” below. In addition, it is possible that any sale price received during a deferral period will not fully reflect accrued but unpaid distributions. Furthermore, as a result of our ability to defer payments, the market price of the TOPrS may be more volatile than other securities that do not have a deferral option. The covenants which we have entered into in connection with this offering generally prohibit us from paying distributions to the holders of our common stock or to holders of any other equity interests or junior or pari passu obligations while payments on the TOPrS are deferred, and we have no present intention to defer any payments. Nonetheless, deferrals may occur during the term of the TOPrS, and, if they do, they may have the adverse tax and market price consequences described in this paragraph.

The TOPrS may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

      The TOPrS may be redeemed in whole or in part on one or more occasions any time on or after June 1, 2009, or at an earlier date in whole if special events relating to changes in tax laws or investment company laws or regulations occur. The redemption price would equal 100% of the stated liquidation amount being redeemed plus accumulated and unpaid distributions. You may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the TOPrS.

The junior subordinated debentures may be distributed to the holders of the TOPrS and the junior subordinated debentures may trade at a lower price than what you paid for the TOPrS.

      DTE Energy Trust II may be dissolved before its stated expiration at our option. In such event, and based on the terms of the trust agreement of DTE Energy Trust II, the property trustee will, after it has paid liabilities owed by DTE Energy Trust II to its creditors, distribute the junior subordinated debentures to the holders of the TOPrS and the common securities on a pro rata basis.

      We cannot predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the TOPrS you hold pending the distribution, may trade at a lower price than what you paid to purchase the TOPrS.

      Although we have agreed to use our best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the TOPrS are then listed if this occurs, we cannot assure you that the New York Stock Exchange or any other exchange will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

      Under current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of DTE Energy Trust II would generally not be taxable to you. If, however, DTE Energy Trust II is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

You will have limited voting rights.

      You will have limited voting rights as a holder of TOPrS. In general, you will not have the right to vote for the election or removal of the trustees of the Trust. For a description of what limited voting rights you will have, see “Description of the TOPrS — Voting rights; amendment of trust agreement.”

Absence of public market for the TOPrS.

      Application will be made to list the TOPrS on the New York Stock Exchange. We expect that trading will commence within 30 days after the TOPrS are first issued. The listing of the TOPrS will not necessarily ensure that an active trading market will be available for the TOPrS or that you will be able to sell your TOPrS at the price you originally paid for them or at the time you wish to sell them.

RATIOS OF EARNINGS TO FIXED CHARGES

      Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	Three Months
	Ended March 31,	Year Ended December 31,
	2004
	(unaudited)	2003	2002	2001	2000	1999

Ratio of Earning To Fixed Charges	2.75	1.51	1.88	1.46	2.37	2.48

      Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of consolidated income plus income taxes and fixed charges, except capitalized interest; and

•	“fixed charges,” which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense and the estimated portion of rental expense attributable to interest.

USE OF PROCEEDS

      We estimate that the proceeds of this offering of the TOPrS will be approximately $    million, or $   if the overallotment option described in this prospectus supplement is exercised in full. The Trust will use all of the proceeds toward the purchase of $        million aggregate principal amount of our junior subordinated debentures. We will use the proceeds we receive for the junior subordinated debentures for general corporate purposes, after payment of underwriting commissions and other expenses relating to the issuance of the TOPrS and the junior subordinated debentures.

CAPITALIZATION

      The following table sets forth our cash, cash equivalents and restricted cash, short-term debt, current portion of long-term debt and capital lease obligations and capitalization as of March 31, 2004: (i) on a historical basis; and (ii) as adjusted to give effect to (a) this offering, assuming the overallotment option described in “Underwriting” in this prospectus supplement is not exercised and (b) Detroit Edison’s April 2004 offering of $68 million aggregate principal amount of tax exempt bonds with the proceeds applied to redeem $19 million of $68 million aggregate principal amount of tax exempt bonds, the remainder of which have been called for redemption with cash currently held in escrow as restricted cash. The table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2004

	Historical	As Adjusted

	(Unaudited)
	($ in millions)
Cash, cash equivalents and restricted cash	$141		$190

Short-term debt, current portion of long-term debt and capital lease obligations	$1,096	$

Long-term debt (net of current portion):
Mortgage bonds, notes and other	$5,432		$5,481
Securitization bonds	1,446		1,446
Equity-linked securities	183		183
Trust preferred securities	186
Capital lease obligations	73		73

Total long-term debt	$7,320	$

Common shareholders’ equity	$5,563		$5,563

Total capitalization	$13,979	$

DTE ENERGY TRUST II

      DTE Energy Trust II is a Delaware statutory trust, created by way of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State. We will execute an amended and restated trust agreement for DTE Energy Trust II, referred to in this prospectus supplement as the trust agreement. The trust agreement will state the terms and conditions for DTE Energy Trust II to issue and sell the TOPrS and its common securities. We filed a form of trust agreement as an exhibit to the registration statement relating to this prospectus supplement.

      DTE Energy Trust II exists solely to:

•	issue and sell the TOPrS and its common securities;

•	use the proceeds from the sale of the TOPrS and its common securities to purchase our junior subordinated debentures; and

•	engage in other activities that are necessary or incidental to the above purposes.

      We will hold directly or indirectly all of the common securities of DTE Energy Trust II. The common securities will represent an aggregate liquidation amount equal to at least 3% of DTE Energy Trust II’s total capitalization. The TOPrS will represent the remaining percentage of DTE Energy Trust II’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the TOPrS. However, if an event of default under the trust agreement or the indenture occurs, then, so long as the default continues, cash distributions and liquidation, redemption and other amounts payable on the securities of DTE Energy Trust II must be paid to the holders of the TOPrS before the holders of the common securities. We refer to the TOPrS and the common securities collectively as the trust securities.

      DTE Energy Trust II has a term of 45 years, but may dissolve earlier as provided in the trust agreement. DTE Energy Trust II’s business and affairs are conducted by the trustees. The trustees for DTE Energy Trust II will be The Bank of New York, as the property trustee, The Bank of New York (Delaware) as the Delaware trustee, and three administrative trustees who are our officers or employees. The Bank of New York will also act as guarantee trustee under the guarantee and as indenture trustee under the indenture. The holder of the common securities of DTE Energy Trust II will be entitled generally to appoint, remove or replace the property trustee and/or the Delaware trustee. If an event of a default under the trust agreement occurs, however, the holders of a majority in liquidation amount of the TOPrS may appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the TOPrS have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in the holder of the common securities.

      The property trustee will hold title to the junior subordinated debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the junior subordinated debentures. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the junior subordinated debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from that account.

      The guarantee trustee will hold the guarantee for the benefit of the holders of the TOPrS. We will pay all fees and expenses related to the Trust and the offering of the trust securities. See “Description of the junior subordinated debentures — Miscellaneous.”

ACCOUNTING TREATMENT

      Prior to the application of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51(FIN 46), our consolidated financial statements would have included the accounts of DTE Energy Trust II. However, in applying the provisions of FIN 46, we have determined that DTE Energy Trust II is a variable interest entity as defined by FIN 46. Our common equity investment in DTE Energy Trust II is not considered to be at risk, and consequently, we are not the primary beneficiary of the trust. Accordingly, for financial reporting purposes, the accounts of DTE Energy Trust II will not be consolidated in our financial statements, but our common equity investment in DTE Energy Trust II as well as our obligation related to the junior subordinated debentures will be reflected in our consolidated balance sheet. Any required disclosures about the junior subordinated debentures and the TOPrS will be included in the notes to our consolidated financial statements, and we will record payments that we make to DTE Energy Trust II for the junior subordinated debentures as an expense in determining net income available to common stockholders in our consolidated statement of income. We do not expect that DTE Energy Trust II will be filing annual, quarterly or special reports with the SEC.

DESCRIPTION OF THE TOPrS

      Specific terms of the TOPrS are summarized below. This summary is not complete and should be read together with the “Description of the guarantee” in this prospectus supplement and “Description of Trust Preferred Securities” and “Description of Trust Preferred Securities Guarantees” in the accompanying prospectus. You should read the trust agreement for provisions that may be important to you. The trust agreement is qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the TOPrS.

Distributions

      Distributions on the TOPrS will be cumulative, and will accumulate from the date that the TOPrS are first issued. Distributions will be payable at the annual rate of           % of the liquidation amount of $25 per TOPrS, payable (except as described below under “— Deferral of payment periods”) quarterly in arrears on the distribution dates, which are March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2004 to the holders of the TOPrS on the relevant record dates. As long as the TOPrS are represented by one or more global certificates, the record date will be one business day before the relevant payment date. If the TOPrS are ever issued in certificated form, the record date will conform to the rules of any securities exchange on which the TOPrS are listed and, if none, as shall be selected by the administrative trustees, and will be more than one business day but less than 60 business days prior to the relevant payment date. The record dates and payment dates for the TOPrS are the same as the record dates and payment dates for the junior subordinated debentures. Distributions payable on any TOPrS that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such TOPrS are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such TOPrS are registered on a special record date set for this purpose. The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month.

      Distributions not paid when due will accumulate additional distributions at the annual rate of      % on the amount of unpaid distributions, compounded quarterly to the extent permitted by law. The term “distributions” as used in this prospectus supplement and the accompanying prospectus includes any interest payable on the unpaid distributions, unless otherwise stated.

      In the event that any date on which distributions are to be made on the TOPrS is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay. If, however, that business day is in the next calendar year, payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

      A business day is any day that is not a Saturday, a Sunday, a day on which banking institutions in The City of New York are permitted or required by any applicable law or executive order to close, or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

      Distributions on the TOPrS will be made on the dates payable to the extent that DTE Energy Trust II has funds legally available for the payment of distributions in the payment account. DTE Energy Trust II’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the junior subordinated debentures. We have guaranteed the payment of distributions out of monies held by DTE Energy Trust II, which we refer to as the guarantee, to the extent set forth under “Description of the guarantee” in this prospectus supplement.

Deferral of payment periods

      So long as there is no event of default under the indenture with respect to the junior subordinated debentures, we may defer interest payments on the junior subordinated debentures for a period of up to 20 consecutive quarters. Distributions on the TOPrS will not be paid during any deferral period, but will accumulate additional distributions at an annual rate of           %, compounded quarterly (to the extent permitted by law). We cannot, among other things, make specified payments on our other securities that rank equally with or are junior to the junior subordinated debentures during a deferral period. These prohibited payments are described under “Description of the junior subordinated debentures — Deferral of payment periods” in this prospectus supplement.

      Before the end of any deferral period that is shorter than 20 consecutive quarters, we can further defer the period, so long as the entire deferral period would not exceed 20 consecutive quarters. We may also elect to shorten the length of any deferral period. No payments can be deferred beyond the maturity date of the junior subordinated debentures. At the end of any deferral period, if all amounts then due on the junior subordinated debentures, including additional interest on unpaid interest, have been paid, we may elect to begin a new deferral period.

      We have no current intention of exercising our right to defer interest payments on the junior subordinated debentures.

Redemption

      DTE Energy Trust II must redeem the TOPrS when the junior subordinated debentures are paid at maturity or if the junior subordinated debentures are redeemed before they mature. The junior subordinated debentures will mature on June 1, 2044, and may be redeemed at our option (1) at any time prior to June 1, 2009 in whole but not in part, within 90 days following the occurrence and continuation of a Special Event and (2) at any time on or after June 1, 2009, in whole or in part, in either case, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures being redeemed plus accrued and unpaid interest. See “Right to redeem upon a special event” below for a description of the term Special Event. In the event that fewer than all of the outstanding TOPrS and common securities are to be redeemed, the TOPrS and common securities will be redeemed on a pro rata basis.

      The particular TOPrS to be redeemed will be selected not more than 60 days prior to the redemption date by the property trustee by lot or other method as the property trustee deems fair and appropriate. Holders of TOPrS shall be given not less than 30 nor more than 60 days notice of any redemption prior to the date fixed for the redemption (except in the case of redemption upon the maturity of the junior subordinated debentures).

      The full redemption price for each TOPrS shall equal $25 liquidation amount plus accumulated and unpaid distributions to the redemption date.

      If the property trustee gives a notice of redemption in respect of the TOPrS (which notice will be irrevocable), and if the TOPrS are in book-entry only form and we have paid to the property trustee a sufficient amount of cash in connection with the related redemption of the junior subordinated debentures by 10:00 a.m. New York City time on the redemption date, then, by 12:00 noon, New York City time, on the redemption date, the property trustee will irrevocably deposit with the clearing agent funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the TOPrS called for redemption. If the TOPrS are no longer in book-entry only form and we have paid the property trustee a sufficient amount of cash to pay the applicable redemption price, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the TOPrS, and the paying agent will pay the applicable redemption price to the holders of the TOPrS upon surrender of their certificates evidencing their TOPrS.

      If notice of redemption has been given and funds deposited as required, then, on the date of the deposit, distributions will cease to accumulate and all rights of holders of TOPrS called for redemption will cease, except the right of the holders of the TOPrS to receive the redemption price (but without interest on the redemption price). In the event that any date fixed for redemption of the TOPrS is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the redemption price in respect of the TOPrS is improperly withheld or refused and not paid either by DTE Energy Trust II or by us under the guarantee, distributions on the TOPrS will continue to accumulate at      % per year from the original redemption date to the date of payment, compounded quarterly, to the extent permitted by law, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

      DTE Energy Trust II will not be required to:

•	issue, or register the transfer or exchange of, any TOPrS during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of TOPrS and ending at the close of business on the day of the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any TOPrS so selected for redemption, in whole or in part, except the unredeemed portion of any TOPrS being redeemed in part.

      Subject to the foregoing and applicable law, we or our subsidiaries may at any time, and from time to time, purchase outstanding TOPrS by tender, in the open market or by private agreement.

Right to redeem upon a special event

      We will have the right to redeem all, but not fewer than all, of the junior subordinated debentures, at the redemption price described above, at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (either, a “Special Event”) on not less than 30 nor more than 60 days notice prior to the date fixed for redemption in accordance with the procedures described above under “— Redemption”.

      A Tax Event means that the administrative trustees have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

•	any amendment to, change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation, or

•	any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, or

•	any interpretation or pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the TOPrS are issued,

which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

•	DTE Energy Trust II is or within 90 days of the date of the opinion would be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures;

•	interest payable to DTE Energy Trust II on the junior subordinated debentures is not or within 90 days of the date of the opinion would not be deductible, in whole or in part, by us for United States federal income tax purposes; or

•	DTE Energy Trust II is or within 90 days of the date of the opinion would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      If a Tax Event has occurred and is continuing and the Trust is the holder of all of the junior subordinated debentures, we will pay any additional sums required so that distributions on the trust securities will not be reduced by any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) payable by the Trust as a result of the Tax Event. See “Description of the junior subordinated debentures — Additional covenants applicable to the junior subordinated debentures.”

      Investment Company Event means that the administrative trustees have received an opinion of independent counsel experienced in such matters to the effect that, as a result of an amendment to or change in the Investment Company Act of 1940, as amended (“Investment Company Act”) or regulations thereunder or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of this prospectus supplement, there is more than an insubstantial risk that DTE Energy Trust II is or will be considered an investment company and be required to be registered under the Investment Company Act.

Distribution of the junior subordinated debentures

      We will have the right at any time to liquidate the Trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities.

      Upon distribution, if any, of the junior subordinated debentures, the TOPrS and the common securities will no longer be outstanding. Certificates representing TOPrS will then represent junior subordinated debentures having:

•	a principal amount equal to the liquidation amount of the TOPrS;

•	an interest rate identical to the distribution rate of the TOPrS; and

•	accrued and unpaid interest equal to any accumulated and unpaid distributions on the TOPrS.

      If we distribute junior subordinated debentures to holders of TOPrS in a dissolution of DTE Energy Trust II, those junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25 and will initially be issued in the form of one or more global securities. We expect that DTC, or any successor depositary for the TOPrS, will act as depositary for the junior subordinated debentures. It is anticipated that the depositary arrangements for the junior subordinated debentures would be substantially identical to those in effect for the TOPrS. See “Book-entry procedures and settlement” in this prospectus supplement. There can be no assurances as to the market price of any junior subordinated debentures that may be distributed to the holders of TOPrS.

      If the junior subordinated debentures are distributed, we will use our best efforts to list the junior subordinated debentures on the New York Stock Exchange (or any other exchange on which the TOPrS are then listed) in place of the TOPrS.

Liquidation distribution upon dissolution

      If the Trust liquidates, dissolves, winds-up or terminates, each a “liquidation,” holders of the TOPrS will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per TOPrS, plus accrued and unpaid distributions to the date of payment, the “liquidation distribution.” A liquidation distribution will not be paid if, in connection with a liquidation, junior subordinated debentures with terms that match the TOPrS have been distributed on a pro rata basis to the holders of the TOPrS.

      If, upon any liquidation, the liquidation distribution can be paid only in part because the Trust does not have sufficient assets to pay in full the entire liquidation distribution, then the amounts payable directly by the Trust on the TOPrS will be paid on a pro rata basis.

      The holders of the common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of the TOPrS. However, if an event of default has occurred and is continuing, the TOPrS will have a preference over the common securities with regard to those distributions.

      Pursuant to the trust agreement, the Trust will terminate:

(1) on , 2049, the expiration of the term of the Trust;

(2) upon our bankruptcy or the bankruptcy of the Trust;

(3) upon the filing of a certificate of dissolution or its equivalent with respect to us;

(4) upon the filing of a certificate of cancellation for the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the trust securities, voting together as a single class, to file the certificate of cancellation;

(5) upon the revocation of our charter and the expiration of 90 days after the date of revocation without the charter being reinstated;

(6) upon the distribution of junior subordinated debentures to the holders of the trust securities;

(7) upon the entry of a decree of a judicial dissolution of us or the Trust; or

(8) upon the payment at maturity or redemption of all the junior subordinated debentures and the consequent payment of the trust securities.

Events of default

      An event of default under the indenture with respect to the junior subordinated debentures will be an event of default under the trust agreement. See “Description of junior subordinated debentures — Events of default under the indenture.”

      Under the trust agreement, we, as holder of the common securities, will be deemed to have waived any event of default with respect to the common securities until all events of default with respect to the TOPrS have been cured, waived or otherwise eliminated. Until all events of default with respect to the TOPrS have been cured, waived, or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the TOPrS and only the holders of the TOPrS will have the right to direct the property trustee with respect to certain matters under the trust agreement and the indenture. In the event that any event of default with respect to the TOPrS is waived by the holders of the TOPrS as provided in the trust agreement, under the trust agreement the holder of common securities has agreed that the waiver also constitutes a waiver of the event of default with respect to the common securities for all purposes under the trust agreement without any further act, vote or consent of the holder of the common securities.

      We and the administrative trustees will file annually with the property trustee a certificate evidencing compliance with all the applicable conditions and covenants under the trust agreement.

      Upon the occurrence of an event of default under the indenture with respect to the junior subordinated debentures, the property trustee, as the sole holder of the junior subordinated debentures, will have the right to exercise any rights under the indenture to declare the principal of and interest on the junior subordinated debentures to be immediately due and payable.

      If the property trustee, after a holder of TOPrS has made a written request, fails to enforce its rights under the trust agreement or the indenture, such holder of TOPrS may, to the fullest extent permitted by law and subject to the terms of the trust agreement and the indenture, sue us, or seek other remedies, to enforce the property trustee’s rights under the trust agreement or the indenture without first instituting a legal proceeding against the property trustee or any other person. If an event of default occurs and is continuing as a result of our failure to pay principal of or interest on the junior subordinated debentures when payable, and not during an authorized deferral period, then a holder of the TOPrS may directly sue us or seek other remedies to collect its proportionate share of payments owed without first proceeding against the property trustee or any other person. See “Relationship Among the TOPrS, the Guarantee and the Junior Subordinated Debentures.”

Removal and replacement of trustees

      In general, only the holder of common securities has the right to remove or replace the trustees of DTE Energy Trust II. If an event of default under the junior subordinated debentures has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding TOPrS may remove and replace the property trustee and the Delaware trustee. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Mergers or consolidations of DTE Energy Trust II

      DTE Energy Trust II may not consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other corporation or other body (each, a “Merger Event”), except for the sole purpose of changing its domicile or as described below. DTE Energy Trust II may, at our request with the consent of a majority of its administrative trustees and without the consent of the holders of its TOPrS, the Delaware trustee or the property trustee, consummate or complete a Merger Event, provided that:

•	the successor entity expressly assumes all of the obligations of DTE Energy Trust II under any agreement to which it is a party and either:

(1) expressly assumes all of the obligations of DTE Energy Trust II relating to the TOPrS and its common securities, or

(2) substitutes other securities for the TOPrS and common securities that are substantially similar to the TOPrS and common securities, respectively, so long as the successor securities rank the same as the TOPrS and common securities, respectively, for distributions and payments upon liquidation, redemption and otherwise;

•	the successor entity has a trustee with substantially the same powers and duties as the property trustee, in its capacity as the holder of the junior subordinated debentures;

•	the TOPrS or any securities of the successor exchanged for the TOPrS will be listed, quoted or included for trading, upon notice of issuance, on the same securities exchange or other organization that the TOPrS are then listed, quoted or included for trading;

•	the Merger Event does not cause the TOPrS or successor securities to be downgraded or placed under surveillance for review by any nationally recognized statistical rating organization;

•	the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the TOPrS, common securities or successor securities in any material way;

•	the successor entity has a purpose substantially identical to that of DTE Energy Trust II;

•	prior to the Merger Event, we have received an opinion of counsel stating that:

(1) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the TOPrS, the common securities or any successor securities in any material way;

(2) following the Merger Event, neither DTE Energy Trust II nor its successor entity will be required to register as an investment company under the Investment Company Act; and

(3) following the Merger Event, DTE Energy Trust II or its successor will be treated as a grantor trust for United States federal income tax purposes;

•	we own directly or indirectly all the common securities of the successor entity;

•	we guarantee the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

•	the property trustee has received an officer’s certificate and opinion of counsel, each to the effect that all conditions precedent to the transaction as set forth in the trust agreement have been satisfied.

      In addition, unless all of the holders of the TOPrS approve otherwise, DTE Energy Trust II will not consolidate, amalgamate, merge or convert with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause DTE Energy Trust II or its successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Subordination of common securities

      Payment of distributions on, and the redemption price of, the TOPrS and the common securities will be made on a proportionate basis, based on the aggregate liquidation amounts of the TOPrS and common securities. However, if an event of default under the indenture has occurred and is continuing under the junior subordinated debentures, then no payments may be made on the common securities unless all unpaid amounts due on the TOPrS have been paid in full or provided for, as appropriate.

      In the case of any event of default under the trust agreement resulting from an event of default under the indenture, the holder of the common securities will be deemed to have waived any right to act upon the event of default under the trust agreement until the effects of all events of default under the trust agreement regarding the TOPrS have been cured, waived or otherwise eliminated. See “Description of the junior subordinated debentures — Events of default under the indenture.”

      Until all events of default under the trust agreement regarding the TOPrS have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the TOPrS and not on behalf of the holder of the common securities, and only the holders of the TOPrS will have the right to direct the property trustee to act on their behalf.

Voting rights; amendment of trust agreement

      The holders of TOPrS have no voting rights except as discussed in the following paragraphs or under “Description of the TOPrS — Mergers or consolidations of DTE Energy Trust II” in this prospectus supplement and “Description of TOPrS — Voting Rights; Amendment of Trust Agreement” and “Description of TOPrS Guarantees — Amendments and Assignment” in the accompanying prospectus, and as otherwise required by law and the trust agreement.

      We and the trustees of DTE Energy Trust II may, without the consent of the holders of the trust securities, amend the trust agreement:

•	to cure ambiguities, defects or inconsistencies in the trust agreement (provided that such changes do not adversely affect in any material respect the interests of holders of the trust securities);

•	to add to our covenants, restrictions or obligations;

•	to modify, add or eliminate provisions necessary to ensure classification as a grantor trust for United States federal income tax purposes or to ensure that DTE Energy Trust II will not be subject to the Investment Company Act; or

•	to comply with requirements under the Trust Indenture Act that the trust agreement be qualified under the Trust Indenture Act.

      However, if any proposed amendment provides for, or the trustees otherwise propose to effect (i) any action that would materially adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the trust agreement or otherwise, or (ii) the dissolution of the Trust (other than as provided in the trust agreement), then such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the trust securities voting together as a single class. If an amendment or proposal referred to above would adversely affect only the TOPrS or only the common securities, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the class of trust securities affected by the amendment or proposal.

      Any amendment to the trust agreement that will change, among other things, the amount or timing or otherwise adversely affect the amount of any distribution on the TOPrS or common securities or restricts the right of holders of TOPrS or common securities to institute a suit of enforcement after a payment date requires the consent of each holder of the TOPrS or common securities, as the case may be.

      No amendment may be made to the trust agreement if that amendment would (i) cause DTE Energy Trust II to be characterized as other than a grantor trust for federal income tax purposes or (ii) cause

DTE Energy Trust II to be deemed to be an investment company which is required to be registered under the Investment Company Act or (iii) reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act. In addition, no amendment that would impose additional obligations on us under the trust agreement shall be entered into without our consent. The property trustee is not required to enter into any amendment to the trust agreement if it would affect the powers of the property trustee.

      During an event of default with respect to the TOPrS, the holders of a majority of the total liquidation amount of the TOPrS have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debentures, to exercise the remedies available under the indenture with respect to the junior subordinated debentures, subject to certain exceptions.

      So long as any junior subordinated debentures are held by the property trustee, the holders of a majority in aggregate liquidation amount of the TOPrS (except in the case of amendment, modification or termination of the indenture or the junior subordinated debentures, in which case the holders of a majority in liquidation amount of the TOPrS and common securities, voting together as a single class, if no event of default has occurred and is continuing) may:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to such junior subordinated debentures,

•	waive any past default under the indenture,

•	exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures, or

•	consent to any amendment, modification or termination of the indenture or the junior subordinated debentures.

      If a consent under the indenture would require the consent of each affected holder of junior subordinated debentures, the property trustee may not give the consent without the prior written consent of each holder of TOPrS. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the TOPrS, except by a subsequent vote of holders of the TOPrS.

      In addition, before taking any of the foregoing actions relating to remedies, the property trustee must obtain an opinion of counsel stating that, among other things, as a result of that action, DTE Energy Trust II will (1) continue to be classified as a grantor trust for federal income tax purposes and (2) not be required to register as an investment company under the Investment Company Act.

      As described in the trust agreement, the administrative trustees may hold a meeting to have holders of TOPrS vote on a change or have them approve a change by written consent. If a vote by the holders of TOPrS is taken or a consent is obtained, any TOPrS owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of TOPrS; and

•	any TOPrS owned by us or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

      If an event of default under the indenture with respect to the junior subordinated debentures has occurred and is continuing, holders of 25% of the aggregate liquidation amount of the TOPrS then outstanding may direct the property trustee to declare the principal of and interest on the junior subordinated debentures immediately due and payable. In addition, if a consent or action under the indenture requires the consent or action of holders of more than a majority in principal amount of the junior subordinated debentures then outstanding (a “super-majority”), only the holders of at least such super-majority in aggregate liquidation amount of the TOPrS then outstanding may direct the property trustee to give its consent or take the action.

      If the property trustee fails, after written request, to enforce its rights under the junior subordinated debentures, you may sue us directly to enforce the property trustee’s rights under the junior subordinated debentures.

      Notwithstanding the foregoing, if any event of default under the trust agreement has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due, then you may sue us directly for enforcement of payment to you of amounts owed on the junior subordinated debentures equal to the aggregate liquidation amount of your TOPrS (a “Direct Action”).

      In a Direct Action initiated by you, our rights, as the holder of the common securities, to receive payments will be subrogated to your rights under the trust agreement by an amount equal to any payment made by us, as the issuer of the junior subordinated debentures, to you in the Direct Action that otherwise would have been paid to us as the holder of the common securities if the common securities had not been junior to the TOPrS in that event.

      The holders of the TOPrS will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

      If the consent of the property trustee, as the holder of the junior subordinated debentures, is required under the indenture for any amendment, modification or termination of the indenture or the junior subordinated debentures, the property trustee will:

•	request the written direction of the holders of the TOPrS and common securities regarding the amendment, modification or termination and

•	vote on the amendment, modification or termination as directed by a majority or super-majority, as applicable, in liquidation amount of the TOPrS and common securities voting together as a single class.

      A waiver of an event of default under the indenture will constitute a waiver of the corresponding event of default under the trust agreement.

      The procedures by which holders of TOPrS may exercise their voting rights are described below under “— Book-entry procedures and settlement.”

Miscellaneous

      The administrative trustees are authorized and directed to operate DTE Energy Trust II in such a way so that DTE Energy Trust II will not be:

•	required to register as an “investment company” under the Investment Company Act or

•	characterized as other than a grantor trust for United States federal income tax purposes.

      We are authorized and directed to conduct our affairs so that the junior subordinated debentures will be treated as indebtedness for United States federal income tax purposes.

      We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of DTE Energy Trust II or our articles of incorporation, that either we or the administrative trustees determine in either of our discretion to be necessary or desirable to achieve that end, as long as the action does not adversely affect the interests of the holders of the TOPrS.

      The trust agreement and the trust securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

Book-entry securities

      The TOPrS will trade through DTC. The TOPrS will be represented by one or more global certificates and will be registered in the name of Cede & Co., as DTC’s nominee. See “Book-entry procedures and settlement” in this prospectus supplement.

Information concerning the property trustee

      The Bank of New York is the property trustee, the trustee under the guarantee and the indenture trustee. The Bank of New York (Delaware) acts as the Delaware Trustee under the trust agreement. The Bank of New York also acts as trustee with respect to the securitization bonds issued by The Detroit Edison Securitization Funding LLC and may act as trustee under various other indentures, trusts and guarantees of DTE Energy and its affiliates and perform other banking, trust and investment banking services for DTE Energy and its affiliates in the ordinary course of business.

      For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically described in the trust agreement and, upon an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the trust agreement at the request of any holder of TOPrS unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

      Specific terms of the junior subordinated debentures are summarized below. This summary is not complete and should be read together with the “Description of Debt Securities” in the accompanying prospectus. The indenture and the supplemental indenture under which the junior subordinated debentures will be issued were filed as exhibits to the registration statement, and you should read these documents for provisions that may be important to you. The indenture is qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the junior subordinated debentures.

      The junior subordinated debentures will mature on June 1, 2044, and they are our unsecured obligations and will be subordinate in right of payment to our Senior Indebtedness (as defined below in this section under “Subordination”). Our obligations under the junior subordinated debentures are not guaranteed by our subsidiaries.

Additional covenants applicable to the junior subordinated debentures

      Under the indenture, we will agree to:

•	maintain 100% ownership of DTE Energy Trust II common securities, directly or indirectly, while the junior subordinated debentures remain outstanding; and

•	pay to DTE Energy Trust II any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority on DTE Energy Trust II (“additional interest”), so that the net amounts received and retained by DTE Energy Trust II after paying any taxes, duties, assessments or other governmental charges will be not less than what DTE Energy Trust II would have received had no such taxes, duties, assessments or other governmental charges been imposed.

      The covenant described in “Description of Debt Securities — Covenants — Limitation on Secured Debt” in the accompanying prospectus will not apply to the junior subordinated debentures. The provisions for defeasance or covenant defeasance described in “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will not apply to the junior subordinated debentures.

Events of default under the indenture

      The following are the “events of default” applicable to the junior subordinated debentures, instead of the events of default described in the accompanying prospectus:

•	default for 30 days in the payment of any installment of interest payable on any junior subordinated debenture when due and payable (except for the deferral of interest payments as discussed below in “Deferral of payment periods”);

•	default in the payment of the principal of any junior subordinated debenture when due and payable;

•	default in the performance, or breach, of any covenant of DTE Energy contained in the indenture (other than a covenant added to the indenture for the benefit of a series of debt securities other than the junior subordinated debentures), which continues for 60 days after written notice as provided in the indenture; or

•	certain events of bankruptcy, insolvency or similar creditor reorganization, or court appointment of a receiver, liquidator or trustee for us or for all or substantially all of our property.

      See “Description of Debt Securities — Events of Default” in the accompanying prospectus for a description of rights, remedies and other matters relating to events of default.

Interest

      Interest on the junior subordinated debentures will:

•	be payable in U.S. dollars at % per annum, including interest payable on overdue interest, to the extent permitted by law;

•	be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2004, subject to deferral as described below under “Deferral of payment periods”; and

•	originally accrue from, and include, the date they are issued.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and, for any period shorter than a quarter, on the basis of the actual number of days elapsed per 30-day month.

      The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the TOPrS. See “Description of the TOPrS — Distributions” in this prospectus supplement.

Deferral of payment periods

      So long as there is no event of default under the indenture with respect to the junior subordinated debentures, we may defer interest payments on the junior subordinated debentures for a period of up to 20 consecutive quarters; except that no such deferral period may extend beyond the maturity of the junior subordinated debentures. During this period, the interest on the junior subordinated debentures will still accrue at an annual rate of           %. In addition, interest on the deferred interest will accrue at an annual rate of           %, compounded quarterly, to the extent permitted by law. Distributions on the TOPrS would not be paid during any deferral period with respect to the junior subordinated debentures, but would accumulate at the annual rate of           %. In addition, interest on unpaid distributions will accrue at an annual rate of           %, compounded quarterly, to the extent permitted by law. When we refer to the deferral of any payment of interest, interest for that purpose also includes any additional interest we have agreed to pay relating to taxes, duties, assessments or other governmental charges as described above in the second bullet point under “Additional covenants applicable to the junior subordinated debentures” in this section.

      Before the end of any deferral period that is shorter than 20 consecutive quarters, we may further defer the period, so long as the entire deferral period does not exceed 20 consecutive quarters or extend beyond the maturity of the junior subordinated debentures. We may also elect to shorten the length of any deferral period. At the end of any deferral period, if all amounts then due on the junior subordinated debentures, including interest on unpaid interest, have been paid, we may elect to begin a new deferral period.

      If we defer payment on the junior subordinated debentures, we generally may not:

•	declare or pay any dividend or distribution on our capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (which includes common stock and preferred stock);

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of ours that is equal in right of payment with, or junior to, the junior subordinated debentures; or

•	make any guarantee payments with respect to any indebtedness of our subsidiaries or any other party that is equal in right of payment with, or junior to, the junior subordinated debentures.

      However, during an interest deferral period, we may (a) pay dividends or distributions payable solely in shares of common stock or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare any dividend in connection with the implementation of a plan providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable and (3) are also issued in respect of future issuances of common stock, in each case until the occurrence of a specified event or events (a “Rights Plan”), (c) issue any of our shares of capital stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) make payments under the guarantee relating to the TOPrS, and (e) purchase common stock related to the issuance of common stock or rights under our dividend reinvestment plan or any of our benefit plans for our directors, officers, employees, consultants or advisors.

      If the property trustee is the sole holder of the junior subordinated debentures, we will give DTE Energy Trust II and the indenture trustee written notice of our election or any shortening or extension of a deferral period before the earlier of:

•	the next succeeding date for the scheduled distribution; and

•	the date the Trust is required to give notice of the record date, or the date for the scheduled distribution, to the New York Stock Exchange or to any securities exchange where the TOPrS are then listed or to holders of the TOPrS, but in any event at least one business day before such record date.

      If the property trustee is not the sole holder of the junior subordinated debentures, we will give the holders of the junior subordinated debentures and the indenture trustee notice of our election or any shortening or extension of the deferral period at least ten business days prior to the earlier of:

•	the next succeeding interest payment date; or

•	if the junior subordinated debentures are then listed, the date upon which we are required to give notice to the New York Stock Exchange or any applicable self-regulatory organization or to holders of the junior subordinated debentures of the record or payment date of the related interest payment.

      These deferrals will also apply to distributions on TOPrS and common securities. We will cause DTE Energy Trust II to send notice of that election to the holders of TOPrS.

Redemption

      The junior subordinated debentures may be redeemed (1) at any time on or after June 1, 2009, in whole or in part, or (2) prior to such date in whole, but not in part, within 90 days following the occurrence and continuance of a Tax Event or Investment Company Event, in either case at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest, including any compounded interest and any additional interest, if any, to the date of redemption. For the definitions of Tax Event and Investment Company Event, see “Description of the TOPrS — Right to redeem upon a special event” in this prospectus supplement.

      Our right to redeem the junior subordinated debentures due to a Tax Event or Investment Company Event is subject to the condition that, if we or the Trust have the opportunity to eliminate, within the 90-day period, the Tax Event or Investment Company Event by taking some ministerial action that will have no adverse effect on us, the Trust or the holders of the trust securities and will involve no material cost, we will pursue such measures in lieu of redemption. We cannot redeem the junior subordinated debentures while either we are, or the Trust is, pursuing any ministerial action under the trust agreement as described above.

Subordination

      The junior subordinated debentures will be subordinate and junior in right of payment, to the extent set forth in the indenture, to all our Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise,

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness, or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first event above, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third events above, of all amounts due on that Senior Indebtedness, or we must make provision for those payments, before the holders of any junior subordinated debentures have the right to receive any payments of principal or interest on their junior subordinated debentures.

      If the indenture trustee or any holder of junior subordinated debentures receives any payment or distribution on account of the junior subordinated debentures before all of our Senior Indebtedness is paid in full, then that payment or distribution will be paid over, or delivered and transferred to, the holders of our Senior Indebtedness at the time outstanding.

      The rights of the holders of the junior subordinated debentures will be subrogated to the rights of the holders of our Senior Indebtedness to the extent of any payment we made to the holders of our Senior Indebtedness that otherwise would have been made to the holders of the junior subordinated debentures but for the subordination provisions.

      The junior subordinated debentures also will be effectively junior to all obligations of our subsidiaries.

      Senior Indebtedness of DTE Energy means all Indebtedness, as defined below, whether outstanding on the date of issuance of the junior subordinated debentures or thereafter created, assumed or incurred, except Indebtedness ranking equally with the junior subordinated debentures or Indebtedness ranking junior to the junior subordinated debentures. Senior Indebtedness also does not include DTE Energy’s obligations to trade creditors or indebtedness of DTE Energy to its subsidiaries.

      Indebtedness of DTE Energy means:

•	indebtedness for borrowed money,

•	obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business),

•	obligations evidenced by notes, bonds, debentures or other similar instruments,

•	obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property,

•	obligations as lessee under leases that have been or should be, in accordance with accounting principles generally accepted in the United States, recorded as capital leases,

•	obligations, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit,

•	obligations in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements,

•	guarantees of obligations of others, directly or indirectly, or Indebtedness in effect guaranteed directly or indirectly through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor or (4) otherwise to assure a creditor against loss, and

•	all Indebtedness described above secured by any lien on property.

      Indebtedness ranking equally with the junior subordinated debentures means Indebtedness, whether outstanding on the date of issuance of the junior subordinated debentures or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the junior subordinated debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy and any Indebtedness between or among us or our affiliates, including all other debt securities and guarantees in respect of those debt securities, to any other trust, or a trustee of that trust, a partnership or other entity affiliated with us that is a financing vehicle of ours and will issue equity securities or other securities guaranteed by us that rank equal or are junior to the guarantee. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the junior subordinated debentures will not prevent the Indebtedness from constituting Indebtedness ranking equally with junior subordinated debentures.

      Indebtedness ranking junior to the junior subordinated debentures means any Indebtedness, whether outstanding on the date of issuance of the junior subordinated debentures or thereafter created, assumed or incurred, to the extent the Indebtedness by its term ranks junior to and not equally with or prior to

•	the junior subordinated debentures, and

•	any other Indebtedness ranking equally with the junior subordinated debentures,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the junior subordinated debentures will not prevent the Indebtedness from constituting Indebtedness ranking junior to the junior subordinated debentures.

      Senior Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the indenture to change adversely the subordination of any outstanding junior subordinated debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

      The indenture does not limit the amount of Senior Indebtedness that we may issue.

Miscellaneous

      The indenture provides that DTE Energy will pay all fees and expenses related to:

      (1) the offering of the trust securities and the junior subordinated debentures;

      (2) the costs and expenses of the Trust, including those related to the organization, maintenance and dissolution of the Trust;

      (3) the fees and expenses of the administrative trustees, the property trustee and the Delaware trustee;

      (4) the enforcement by the property trustee of the rights of the holders of the TOPrS;

      (5) taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses of the Trust with respect to such taxes; and

      (6) any indemnification obligations arising with respect to the trust agreement.

      The indenture is, and the junior subordinated debentures will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE GUARANTEE

      The following, together with the “Description of TOPrS Guarantees” in the accompanying prospectus, is a description of the material terms of the guarantee. You should also read the guarantee agreement. We have filed a form of the guarantee agreement as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

      Pursuant to the guarantee, we will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full to the holders of the TOPrS, the Guarantee Payments, as we define that term below, as and when due, regardless of any defense, right of set-off or counterclaim that DTE Energy Trust II may have or assert.

      The following payments on the TOPrS (the “Guarantee Payments”), if not fully paid by DTE Energy Trust II, will be covered by the guarantee, without duplication:

•	any accumulated and unpaid distributions that are required to be paid on the TOPrS, if DTE Energy Trust II has funds legally available to make the payment;

•	the redemption price (including all accumulated and unpaid distributions to the date of redemption), if DTE Energy Trust II has funds legally available to make the payment, for any TOPrS called for redemption; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of DTE Energy Trust II, other than in connection with the distribution of junior subordinated debentures to the holders of the TOPrS, the lesser of:

(1) the aggregate of the $25 liquidation amount and all accumulated and unpaid distributions on the TOPrS to the date of payment if DTE Energy Trust II has funds legally available to make the payment; and

(2) the amount of assets of DTE Energy Trust II remaining available for distribution to holders of the TOPrS upon a dissolution and termination of DTE Energy Trust II.

      Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the TOPrS or by causing DTE Energy Trust II to pay the amounts to the holders.

      The guarantee of the TOPrS will be full and unconditional from the time of issuance, but the guarantee will not apply to any payment of distributions due if DTE Energy Trust II lacks funds legally available for payment as a result of a failure by us to make payments of interest or principal on the junior subordinated debentures.

      If we do not make interest payments on the junior subordinated debentures, DTE Energy Trust II will not pay distributions on the TOPrS and will not have funds legally available for payment. In that event, holders of the TOPrS would not be able to rely upon the guarantee for payment. Instead, a holder of TOPrS would have to rely on the enforcement:

•	by the property trustee of its rights as registered holder of the junior subordinated debentures against DTE Energy under the terms of the junior subordinated debentures; or

•	by itself of its own rights against DTE Energy to enforce payments on the junior subordinated debentures in the event of a default by us in the payment of principal or interest on the junior subordinated debentures. See “Description of the TOPrS — Events of default” above.

      If the guarantee trustee fails to enforce the guarantee, you may sue us directly to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against DTE Energy Trust II, the guarantee trustee, or any other person or entity.

      Notwithstanding the foregoing, if we have failed to make a guarantee payment, you may directly institute a proceeding against us to enforce the guarantee.

      We are required to file annually with the guarantee trustee an officer’s certificate as to our compliance with all conditions under the guarantee.

      The Bank of New York will act as guarantee trustee under the guarantee.

      The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

      Upon issuance, all book-entry securities will be represented by one or more fully registered global certificates. Each global security will be deposited with DTC or its custodian and will be registered in the name of DTC or a nominee of DTC. DTC or its nominee will thus be the only registered holder of these securities.

      The following is based on information furnished to us by DTC that we believe to be reliable, but we accept no responsibility for its accuracy:

      DTC is limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for equity issues, corporate and municipal debt issues and money market instruments from many countries that its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly (“indirect participants”). The DTC rules applicable to its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on this website does not constitute a part of this prospectus supplement or the accompanying prospectus.

      Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of securities (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

      To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of TOPrS may wish to take certain steps to augment transmission to them of notice of significant events with respect to the TOPrS, such as redemptions, tenders, defaults and proposed amendments to the TOPrS. Beneficial owners may wish to ascertain that the nominee holding the TOPrS has agreed to obtain and transmit notices to the beneficial owners.

      Although voting with respect to the securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to securities. Under its usual procedures, DTC would mail an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Payments on the securities will be made to DTC in immediately available funds. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from the Trust or its agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name”, and will be the responsibility of the direct or indirect participant and not of DTC nor its nominee, the Trust, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the trust, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

      Except as provided in this prospectus supplement, a beneficial owner of securities will not be entitled to receive physical delivery of TOPrS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the TOPrS. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us or the Trust. Under those circumstances, in the event that a successor securities depositary is not obtained, securities certificates will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book entry transfers through DTC (or a successor depositary) with respect to the securities. Upon receipt of a withdrawal request from us, DTC will notify its participants of the receipt of a withdrawal request from us reminding participants that they may utilize DTC’s withdrawal procedures if they wish to withdraw their securities from DTC, and DTC will process withdrawal requests submitted by participants in the ordinary course of business. To the extent that the book-entry system is discontinued, certificates for the securities will be printed and delivered to the holders of record. We have no responsibility for the performance by DTC or its direct and indirect participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations. See also “Book-Entry Securities” in the accompanying prospectus.

RELATIONSHIP AMONG THE TOPrS, THE GUARANTEE AND

THE JUNIOR SUBORDINATED DEBENTURES

      We will guarantee payments of distributions and redemption and liquidation payments due on the TOPrS, to the extent DTE Energy Trust II has funds available for the payments, to the extent described under “Description of the Guarantee” above. No single document executed by us in connection with the issuance of the TOPrS will provide for our full, irrevocable and unconditional guarantee of the TOPrS. It is only the combined operation of our obligations under the guarantee, the trust agreement, the junior subordinated debentures and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of DTE Energy Trust II’s obligations under the TOPrS.

      As long as we make payments of interest and other payments when due on the junior subordinated debentures held by DTE Energy Trust II, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the TOPrS issued by DTE Energy Trust II, primarily because:

•	the total principal amount of the junior subordinated debentures will be equal to the sum of the total liquidation amount of the trust securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•	as sponsor, we will pay all costs, expenses and liabilities of DTE Energy Trust II, except for its obligations under the trust securities; and

•	the trust agreement provides that DTE Energy Trust II will not engage in any activity that is not consistent with its limited purpose.

      If and to the extent that we do not make payments on the junior subordinated debentures, DTE Energy Trust II will not have funds available to make payments of distributions or other amounts due on its TOPrS. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of TOPrS under the trust agreement to the extent we make a payment to you in any such legal action. Unless we are in default, you will not have the right to sue us or otherwise take action to collect payments on distributions that have accrued on the TOPrS during a deferral period.

FEDERAL INCOME TAX CONSIDERATIONS

      The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the TOPrS and the junior subordinated debentures and sets forth the opinions of Hunton & Williams LLP, tax counsel to DTE Energy and the Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Tax Code”), United States Treasury regulations, and rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. In particular, either the Internal Revenue Service (“IRS”) or the courts could disagree with the conclusions contained and positions taken in this summary.

      The opinions of Hunton & Williams LLP are not binding on the IRS or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the opinions described herein or that a court would not sustain such a challenge.

      The summary deals only with TOPrS and junior subordinated debentures held as capital assets and does not deal with persons in special tax situations, such as financial institutions, banks, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding TOPrS or junior subordinated debentures as a position in a “straddle,” a “hedging,” “conversion” or constructive sale transaction for tax purposes, or persons whose functional currency is not the United States dollar. The summary also does not deal with holders other than original purchasers who purchase the TOPrS upon original issuance at their original issue price. In addition, this discussion does not address the income tax consequences to stockholders in, or partners or beneficiaries of, a holder of TOPrS or junior subordinated debentures, the United States alternative minimum tax consequences of purchasing, owning and disposing of TOPrS or junior subordinated debentures, or any state, local or foreign tax consequences of purchasing, owning and disposing of TOPrS or junior subordinated debentures. Before purchasing the TOPrS or junior subordinated debentures, you should consult your own tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the TOPrS and junior subordinated debentures arising under any other tax laws of the United States or other taxing jurisdictions.

      For purposes of this summary, a “United States Person” is a beneficial owner of a TOPrS or junior subordinated debenture that is for United States federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a corporation or partnership, or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996 to the extent provided in United States Treasury regulations.

      A “Non-United States Person” is a beneficial owner of a TOPrS or junior subordinated debenture that is not a United States Person.

Classification of the junior subordinated debentures

      In the opinion of Hunton & Williams LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the junior subordinated debentures, and certain assumptions stated in the opinion and representations relied upon in rendering the opinion, the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of DTE Energy.

Characterization of the Trust and the TOPrS

      In the opinion of Hunton & Williams LLP, under current law, assuming full compliance with the terms of the trust agreement, and based on our factual representations and other facts set forth in this prospectus supplement and other assumptions and qualifications stated in the opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the assets owned by the Trust, specifically, the junior subordinated debentures. You will therefore be required to include in income for United States federal income tax purposes your allocable share of interest and other income paid or accrued on the junior subordinated debentures as if you owned them directly, whether or not you receive distributions on your TOPrS. Purchase price for a TOPrS that is allocable to prior accrued distributions may be treated as offsetting a portion of the interest income from the next scheduled payment or accrual on the junior subordinated debentures.

      Consistent with the characterization of the TOPrS as ownership interests in the underlying indebtedness, corporate holders of the TOPrS will not be entitled to a dividends received deduction for any income from the TOPrS. Individual holders of the TOPrS will not be entitled to a preferential rate of tax applicable to dividends paid by U.S. corporations on shares of stock.

      By acceptance of a TOPrS, each holder covenants for federal income tax purposes to treat the junior subordinated debentures as our indebtedness and to treat the TOPrS as evidence of a beneficial ownership interest in the junior subordinated debentures through a grantor trust. We cannot assure you that the IRS will not challenge this position. The remainder of this discussion assumes that the junior subordinated debentures will be treated as our indebtedness for the United States federal income tax purposes.

United States Persons

          Interest income and original issue discount

      We have the option under certain circumstances to defer payments of interest on the junior subordinated debentures. Under the Treasury regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because our exercise of the option to defer payments of stated interest on the junior subordinated debentures would generally prevent us from:

•	declaring or paying a dividend or making any other payment or distribution on our shares of capital stock;

•	redeeming, purchasing, acquiring or making a liquidation payment on any of our capital stock;

•	making any interest, principal or premium payment on, or repaying, repurchasing or redeeming, any of our indebtedness that ranks equally with or junior to the junior subordinated debentures; and

•	making any guarantee payments with respect to any indebtedness of our subsidiaries or any other party that ranks equally with or junior to the junior subordinated debentures.

      Accordingly, we intend to take the position that the junior subordinated debentures will not be deemed to be issued with OID. Based on this position, stated interest payments on the junior subordinated debentures will be includible in your ordinary income at the time that those payments are received or accrued, in accordance with your regular method of accounting for federal income tax purposes. However, the IRS could interpret the Treasury regulations relating to OID in a manner contrary to the position we intend to take. If the IRS succeeded in asserting the contrary position, the OID rules would generally require you to include interest on the junior subordinated debentures in your taxable income as it accrues rather than when you receive payment, even though you use the cash method of accounting for federal income tax purposes.

Exercise of deferral option

      Under the Treasury regulations, if we exercise our option to defer the payment of interest on the junior subordinated debentures, then the junior subordinated debentures will be treated as if they had been redeemed and reissued for OID purposes. Accordingly, all remaining interest payments on the junior subordinated debentures (including interest on deferred interest) would be treated as OID, which you would be required to accrue and include in taxable income on an economic accrual basis over the remaining term of the junior subordinated debentures, without regard to the time interest is actually paid on the junior subordinated debentures and without regard to your regular method of accounting for federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the junior subordinated debentures, and the actual receipt of future payments of stated interest on the junior subordinated debentures would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of that period.

      Any OID included in income would increase your adjusted tax basis in your TOPrS or junior subordinated debentures, and your actual receipt of cash interest payments would reduce that adjusted tax basis. Also, if you sell or otherwise dispose of a TOPrS, you will be subject to income tax on OID accrued through the date of the sale.

Receipt of junior subordinated debentures or cash upon liquidation of DTE Energy Trust II

      If we dissolve DTE Energy Trust II and cause it to distribute the junior subordinated debentures on a proportionate basis to you, you will not be subject to tax on that distribution. Instead, you will continue to be treated for federal income tax purposes as the owner of the junior subordinated debentures underlying your TOPrS, and your tax attributes in respect of that investment will remain the same. Thus, you will have an adjusted tax basis in the junior subordinated debentures received in the liquidation equal to the adjusted tax basis in your TOPrS surrendered. Similarly, your holding period for the junior subordinated debentures will include the period during which you held the surrendered TOPrS. If you receive junior subordinated debentures in exchange for your TOPrS, you would continue to accrue interest, and OID if any, in respect of those junior subordinated debentures in the manner described above. If, however, the exchange is caused by a Tax Event that has occurred and is continuing, which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to the Trust and to you. Similarly, if the junior subordinated debentures are redeemed for cash and the proceeds of the redemption are distributed to you in redemption of your TOPrS, the redemption would be taxable for United States federal income tax purposes as a sale of the TOPrS for cash, in which gain or loss is recognized as described below.

          Sale of TOPrS or junior subordinated debentures

      If you sell your TOPrS or junior subordinated debentures, or otherwise dispose of them in a taxable transaction, then you will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale, excluding any taxable amount attributable to accrued but unpaid interest on the junior subordinated debentures, which excluded amount will be taxed as interest in the manner described above, and

•	your adjusted tax basis in the TOPrS or junior subordinated debentures at the time of disposition.

      For these purposes, your adjusted tax basis generally will equal the initial purchase price that you paid for the TOPrS, plus any accrued and unpaid distributions that you were required to include in gross income as OID, minus any cash payments you received in respect of accrued OID. Your gain or loss on the sale of TOPrS or junior subordinated debentures generally will be capital gain or loss, and will be long-term capital gain or loss if you have held the investment for more than one year at the time of disposition. Preferential rates of tax may apply to long-term capital gains if you are a non-corporate taxpayer. Subject to certain limitations, capital losses generally cannot be applied to offset ordinary income.

Non-United States Persons

          Interest income and original issue discount

      The following discussion applies only to beneficial owners of TOPrS or junior subordinated debentures who are not United States Persons as defined above. Under present United States federal income tax law, if you are not engaged in a trade or business in the United States, no United States federal income tax or withholding tax will apply with respect to payments of principal or interest, including any OID, on the TOPrS or the junior subordinated debentures, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation as defined in the Tax Code that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a TOPrS or junior subordinated debenture is described in Section 881(c)(3)(A) of the Tax Code; and

•	either (a) you provide your name and address on IRS Form W-8BEN or other appropriate form and certify, under penalties of perjury, that you are not a United States Person, or (b) generally, a financial institution holding the TOPrS (or junior subordinated debentures) on your behalf certifies, under penalties of perjury, that it has received an IRS Form W-8BEN or other appropriate form from you and provides us a copy.

      If you do not satisfy the requirements described above, or if it were determined that the subordinated debentures should be classified as equity and not debt, payments made to you will be subject to a 30% United States federal withholding tax, unless you provide us or our paying agent with a properly executed (a) IRS Form W-8BEN or other appropriate form claiming an exemption from, or a reduction of, withholding tax under the benefit of an applicable tax treaty; or (b) IRS Form W-8ECI or other appropriate form stating that interest received on the TOPrS or junior subordinated debentures is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of TOPrS or junior subordinated debentures held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their own tax advisors regarding special rules that may be applicable in their particular circumstances.

          Sales of TOPrS or junior subordinated debentures

      No United States federal income tax or withholding tax will be imposed with respect to any gain realized by you upon the sale or other disposition of TOPrS or junior subordinated debentures if you provide appropriate documentation that you are not a United States Person.

      If you are engaged in a trade or business in the United States and income on the TOPrS or the junior subordinated debentures is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that income on a net income basis in the same manner as if you were a United States Person. In addition, if you are a foreign corporation, you may be subject to a 30% branch profits tax. Any gain realized upon the sale or disposition of TOPrS or junior subordinated debentures generally will not be subject to United States federal income tax unless (a) the gain is effectively connected with a United States trade or business conducted by you; or (b) if you are a Non-United States Person who is an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other requirements are met.

      The consequences of acquiring, owning and disposing of the TOPrS or junior subordinated debentures by Non-United States Persons may be modified by an applicable tax treaty. Non-United States Persons should consult their tax advisors about the rules concerning the tax consequences to them of acquiring, owning and disposing of the TOPrS or junior subordinated debentures, including withholding on payments to Non-United States Persons and the potential application of tax treaties.

          Information reporting and backup withholding

      Information reporting and backup withholding may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS in a timely manner.

      If you are a United States Person, you may be subject to backup withholding at a rate of 28% when you receive interest payments on the TOPrS or junior subordinated debentures, or proceeds upon the sale, exchange, redemption, retirement or other disposition of the TOPrS or junior subordinated debentures. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

•	your correct taxpayer identification number, and

•	a certification that you are not subject to backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

      If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS. Unless you have established on a properly executed IRS Form W-9 or substantially similar form that you are a corporation or come within another enumerated exception interest and other payments on the TOPrS or junior subordinated debentures paid to you (including accrued OID) during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS. It is anticipated that income on the TOPrS and junior subordinated debentures will be reported to United States Persons on Form 1099-INT or, if we exercise our option to defer any payment of interest, Form 1099-OID, and mailed to United States Persons by January 31 following each calendar year.

      If you are a Non-United States Person, the amount of interest and OID paid to you on the TOPrS or junior subordinated debentures during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest and OID paid to you on the TOPrS or the junior subordinated debentures may be subject to backup withholding, unless you properly certify your Non-United States Person status on an IRS Form W-8BEN or substantially similar form in the manner described above. Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of the TOPrS or junior subordinated debentures, if you properly certify that you are a Non-United States Person on an IRS Form W-8BEN or substantially similar form.

ERISA CONSIDERATIONS

General fiduciary obligations

      Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, ERISA, must consider whether:

•	their investment in the TOPrS satisfies the diversification requirements of ERISA;

•	the investment is prudent in light of possible limitations on the marketability of our TOPrS and junior subordinated debentures;

•	they have authority to acquire the TOPrS under the applicable governing instrument and Title I of ERISA; and

•	the investment is otherwise consistent with their fiduciary responsibilities.

      Trustees and other fiduciaries of an ERISA plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities. In addition, these fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the plan on account of a violation. Fiduciaries of any IRA, Roth IRA, Keogh Plan or other qualified retirement plan subject to the prohibited transaction provisions of the Tax Code but not subject to Title I of ERISA, referred to as “non-ERISA plans,” should consider that a plan may only make investments that are authorized by the appropriate governing instrument. Fiduciaries should consult their own legal advisors if they have any concern as to whether the investment is consistent with the foregoing criteria.

Prohibited transactions

      Fiduciaries of ERISA plans and persons making the investment decision for an IRA or other non-ERISA plan should consider the application of the prohibited transaction provisions of ERISA and the Tax Code in making their investment decision. Sales and other transactions between an ERISA plan or a non-ERISA plan, and persons related to it are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of an ERISA plan or non-ERISA plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA plans, may also result in the imposition of an excise tax under the Tax Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the plan. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA or Roth IRA is maintained or his beneficiary, the IRA or Roth IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to the individual in a taxable distribution on account of the prohibited transaction, but no excise tax will be imposed. Fiduciaries should consult their own legal advisors as to whether the ownership of the TOPrS or junior subordinated debentures involves a prohibited transaction.

Plan asset regulation

      The Department of Labor, which has administrative responsibility over ERISA plans as well as non-ERISA plans, has issued a regulation defining “plan assets.” The regulation generally provides that when an ERISA or non-ERISA plan acquires a security that is an equity interest in an entity and that security is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA plan’s or non-ERISA plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

      The regulation defines a publicly offered security as a security that is “widely held,” “freely transferable” and either part of a class of securities registered under the Securities Exchange Act of 1934, or sold under an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The TOPrS will be registered under the Securities Exchange Act of 1934.

      The regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We believe that, immediately after this offering, the TOPrS should be owned by 100 or more investors independent of us and of each other, and therefore that the “widely held” requirement for qualification as publicly offered securities should be met.

      The regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, some restrictions on transfer ordinarily will not, alone or in combination, affect a finding that these securities are freely transferable. The restrictions on transfer enumerated in the regulation as not affecting that finding include:

•	any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification for federal or state tax purposes, or would otherwise violate any state or federal law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence;

•	any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment which is not imposed by the issuer or a person acting on behalf of the issuer.

      We believe that at present there exist no other facts or circumstances limiting the transferability of the TOPrS which are not included among those enumerated as not affecting their free transferability under the regulation, and we do not expect or intend to impose in the future, or to permit any person to impose on our behalf, any limitations or restrictions on transfer which would not be among the enumerated permissible limitations or restrictions.

      Based on the foregoing, we believe that the TOPrS will be publicly-offered securities and, as a result, that the regulation governing plan assets will not cause an investing plan’s assets to include an undivided interest in the assets of the Trust for purposes of the regulation.

      The discussion herein of ERISA is general in nature and is not intended to be complete. Any fiduciary of a plan, governmental plan, church plan or a foreign plan considering an investment in the TOPrS should consult with its legal advisors regarding the consequences and advisability of this investment.

UNDERWRITING

      Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, each of the underwriters named below has severally agreed to purchase, and DTE Energy Trust II has agreed to sell to each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative, severally, the number of TOPrS listed opposite its name below:

Number of
TOPrS
Underwriters
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons Inc
Comerica Securities
H&R Block Financial Advisors Inc
Lehman Brothers Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
RBC Dain Rauscher Inc.
ABN AMRO Incorporated
BNP Paribas
BNY Capital Markets, Inc.
Charles Schwab & Co. Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities
Fifth Third Securities Inc.
J.P. Morgan Securities Inc.
Legg Mason Wood Walker Incorporated
Oppenheimer
Piper Jaffray & Co.
Quick & Reilly Inc.
TD Securities Inc.
Wells Fargo Brokerage Services, LLC
The Advest Group, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Bear Stearns & Co. Inc.
HSBC Securities (USA) Inc.
Janney Montgomery Scott LLC
J.J.B. Hilliard, W.L. Lyons Inc.
Mesirow Financial Inc.
Morgan Keegan & Co., Inc.
Raymond James & Associates Inc.
Scotia Capital (USA) Inc.
Stifel Nicolaus & Co Inc
SunTrust Capital Markets
SWS Securities
UBS Securities LLC
The Williams Capital Group, L.P.

Total

      The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the TOPrS are subject to the approval of specified legal matters by their counsel and to other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions described in the underwriting agreement, to purchase all the TOPrS offered in this issuance, if any. In the event of default by an underwriter, the underwriting agreement provides that, in some circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      The underwriters propose to offer the TOPrS directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $           per TOPrS. The underwriters may allow, and the dealers may reallow, a concession not in excess of $           per TOPrS to other dealers. After the initial offering of the TOPrS, the public offering price, concession and other selling terms may be changed.

      Because the proceeds of the sale of the TOPrS will ultimately be used to purchase our junior subordinated debentures, the underwriting agreement provides that we will pay to the underwriters as compensation for their services $          per TOPrS, or $          in the aggregate or $ if the overallotment option described below is exercised in full. We will also pay other expenses of the offering, which we expect to be approximately $          .

      We and DTE Energy Trust II have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, we and DTE Energy Trust II will not, during the period ending 30 days after the date of this prospectus supplement and the delivery of the TOPrS, directly or indirectly, publicly issue, sell, offer or contract to sell, in the market in which the TOPrS are being offered and sold, any TOPrS or substantially similar securities to TOPrS.

      Prior to this offering, there has been no market for the TOPrS. An application will be made to list the TOPrS on the New York Stock Exchange. We expect trading of the TOPrS to commence within a 30-day period after the TOPrS are first issued. In order to meet all of the requirements for listing the TOPrS on the New York Stock Exchange, the underwriters have agreed to sell in lots of 100 or more the TOPrS to a minimum of 400 beneficial holders. The underwriters have advised us that they intend to make a market in the TOPrS but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the TOPrS.

      In order to facilitate the offering of the TOPrS, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the TOPrS. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the TOPrS for their account. In addition, to cover over-allotments or to stabilize the price of the TOPrS, the underwriters may bid for, and purchase, the TOPrS in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the TOPrS in the offering if the syndicate repurchases previously distributed TOPrS in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the TOPrS above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      The Trust has granted an overallotment option to the underwriters to purchase up to an additional           TOPrS at the public offering price on the cover page of this prospectus supplement, plus accrued distributions from                      , 2004. Upon mutual agreement among the Trust, the Company and the underwriters, the underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover overallotments. If the underwriters exercise this option:

•	each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase from the Trust a number of TOPrS proportionate to such underwriter’s initial amount of TOPrS to be purchased, as reflected in the above table; and

•	we will be obligated to purchase from the Trust a number of common securities necessary to maintain our current percentage ownership in the Trust.

      Assuming full exercise of this overallotment option, the underwriting commission to be paid by DTE Energy would increase by $          from the amount stated on the cover page of this prospectus supplement.

      We and DTE Energy Trust II have agreed to indemnify the underwriters against, or contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

      Some of the underwriters and/or their affiliates have acted as lenders, and provided investment and commercial banking and other related services, to us and our affiliates in the ordinary course of business, and may do so in the future. The underwriters and/or their affiliates have received or may receive customary fees and reimbursement of their out-of-pocket expenses in connection with such loans and other services.

INDEPENDENT ACCOUNTANTS

      The consolidated financial statements and related financial statement schedule of DTE Energy and its subsidiaries incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the methods of accounting for asset retirement obligations, energy trading contracts and gas inventories in 2003, goodwill and energy trading contracts in 2002 and derivative instruments and hedging activities in 2001), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003 that are incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

LEGAL MATTERS

      The validity of the TOPrS will be passed upon for DTE Energy Trust II by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the guarantee will be passed upon for DTE Energy by Bruce D. Peterson, Senior Vice President and General Counsel, or Thomas A. Hughes, Associate General Counsel. Both Mr. Peterson and Mr. Hughes beneficially own shares of DTE Energy common stock and hold options to purchase additional shares. Certain matters relating to United States federal income tax considerations will be passed upon for DTE Energy and DTE Energy Trust II, and certain other matters relating to this offering, will be passed upon for DTE Energy, by Hunton & Williams LLP, New York, New York, special counsel to DTE Energy. Certain legal matters relating to this offering will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Hunton & Williams LLP and Dewey Ballantine LLP will rely on the opinion of Mr. Peterson or Mr. Hughes with respect to Michigan law.

      Dewey Ballantine LLP has represented, and may in the future continue to represent, us and certain of our affiliates as to certain energy regulatory, commercial and other matters unrelated to this offering.

Prospectus

$1,250,000,000

DTE Energy Company

Common Stock

Debt Securities
Common Stock Purchase Contracts
Common Stock Purchase Units

DTE Energy Trust II

DTE Energy Trust III
Trust Preferred Securities
Guaranteed to the extent set forth in this prospectus by
DTE Energy Company

     By this prospectus, DTE Energy Company may offer from time to time:

•	common stock and related rights;

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities; and/or

•	contracts to purchase shares of common stock and/or common stock purchase units.

     Each of DTE Energy Trust II and DTE Energy Trust III, which are Delaware statutory trusts, may offer from time to time trust preferred securities guaranteed to the extent set forth in this prospectus by DTE Energy Company.

     For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

     This prospectus provides a general description of the securities that we may offer. We will describe the specific terms of the securities in a supplement or supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

     We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through, these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be provided in the related prospectus supplement or supplements.

     Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and any information under the heading “Where You Can Find More Information.”

     DTE Energy’s common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “DTE.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 2, 2002.

      You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or, if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

      We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

      In this prospectus references to “DTE Energy,” “we,” “us” and “our” refer to DTE Energy Company, unless the context indicates that the references are to DTE Energy Company and its consolidated subsidiaries, and references to “DTE Energy Trusts” are to DTE Energy Trust II and DTE Energy Trust III.

Cautionary Statements Regarding Forward-Looking Statements

       This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus or in documents incorporated herein. All forward-looking statements we make are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Our actual results may differ from those expected as a result of a number of variables including, but not limited to,

•	interest rates;

•	the use of derivative instruments and their related accounting treatment;

•	access to the capital markets and capital market conditions;

•	the level of borrowings;

•	the effects of weather and other natural phenomena on operations;

•	actual sales;

•	the capital intensive nature of our business;

•	economic climate and growth in the geographic areas in which we, and our subsidiaries, do business;

•	the timing and extent of changes in commodity prices for electricity;

•	unscheduled generation outages, maintenance or repairs;

•	nuclear power plant performance;

•	the nature, availability and projected profitability of potential projects and other investments available to us;

•	changes in the cost of fuel and purchased power due to the suspension of the power supply cost recovery mechanism;

•	the effects of increased competition from other energy suppliers and the implementation of electric customer choice programs, as well as alternative forms of energy;

•	the implementation of electric utility restructuring in Michigan (which involves pending regulatory and related judicial proceedings, and actual and possible reductions in authorized rates and earnings);

•	the effects of changes in governmental policies, including income taxes and environmental compliance and nuclear requirements and our ability to recover these costs through rate increases;

•	the impact of Federal Energy Regulatory Commission and Michigan Public Service Commission proceedings and regulations;

•	the contributions to earnings by our non-regulated business;

•	changes in the cost of natural gas; and

•	the effects of new accounting pronouncements.

      In addition, our acquisition of MCN Energy Group Inc., which we refer to as MCN, on May 31, 2001 and the timing of the accretive effect of this acquisition will affect our expected results.

      You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

      The factors discussed above and other factors are discussed more completely in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2001.

DTE Energy Company

       DTE Energy Company, a Michigan corporation incorporated in 1935, is an exempt holding company under the Public Utility Holding Company Act of 1935. We are the parent holding company of The Detroit Edison Company, which we refer to as Detroit Edison, the International Transmission Company, which we refer to as ITC, DTE Enterprises Inc., which we refer to as Enterprises, and other subsidiaries engaged in energy trading, energy services and other energy-related businesses.

      Detroit Edison is a Michigan public utility engaged in the generation, purchase, distribution and sale of electric energy to 2.1 million customers in a 7,600 square mile area in Southeastern Michigan. Detroit Edison’s service area includes about 13% of Michigan’s total land area and approximately five million people, which is about half of Michigan’s population. Detroit Edison’s residential customers reside in urban and rural areas, including an extensive shoreline along the Great Lakes and connecting waters.

      On May 31, 2001, DTE Energy completed the acquisition of MCN. At that time MCN merged with Enterprises, with Enterprises being the surviving corporation. Enterprises, a Michigan corporation, is an exempt holding company under the Public Utility Holding Company Act of 1935. Enterprises is primarily involved in natural gas production, gathering, processing, transmission, storage, distribution and energy marketing. Enterprises’ largest subsidiary, Michigan Consolidated Gas Company, which we refer to as MichCon, is a natural gas utility serving 1.2 million customers in a 14,700 square mile area in Michigan.

      We also have affiliates that engage in non-regulated businesses, including the following energy-related services and products:

•	the operation of pulverized coal facilities and coke oven batteries;

•	coal sourcing, blending and transportation;

•	landfill gas-to-energy facilities;

•	providing expertise in the application of new energy technologies;

•	real estate development; and

•	power marketing and trading.

      The mailing address of DTE Energy Company’s principal executive offices is 2000 2nd Avenue, Detroit Michigan, 48226-1279, and its telephone number is (313) 235-8000.

DTE Energy Trusts

       DTE Energy Trust II and DTE Energy Trust III are Delaware statutory trusts, created by way of trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the DTE Energy Trusts, referred to in this prospectus as the trust agreements, in connection with any issuance of trust securities. These amended and restated trust agreements will state the terms and conditions for the DTE Energy Trusts to issue and sell their trust preferred securities and trust common securities. We filed a form of amended and restated trust agreement as an exhibit to the registration statement of which this prospectus forms a part.

      The DTE Energy Trusts will exist solely to:

•	issue and sell their trust preferred securities and trust common securities;

•	use the proceeds from the sale of their trust preferred securities and trust common securities to purchase and hold DTE Energy’s debt securities as trust assets; and

•	engage in other activities that are necessary or incidental to the above purposes.

      DTE Energy will hold directly or indirectly all of the trust common securities of each of the DTE Energy Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each DTE Energy Trust’s total capitalization. The trust preferred securities will represent the remaining percentage of each DTE Energy Trust’s total capitalization. The trust common securities will generally have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if DTE Energy defaults on the debt securities owned by a DTE Energy Trust or another event of default under the trust agreement occurs, then, so long as the default continues, cash distributions and liquidation, redemption and other amounts payable or deliverable on the securities of that trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust.

      The DTE Energy Trusts may not borrow money, issue debt, execute mortgages or pledge any of their assets.

      The trust preferred securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct each DTE Energy Trust’s business and affairs:

•	The Bank of New York, as property trustee;

•	The Bank of New York, as Delaware trustee; and

•	one or more of our officers, as administrative trustees.

      Only we, as direct or indirect owner of the trust common securities, can remove or replace the administrative trustees. In addition, we can increase or decrease the number of administrative trustees. Also, we, as direct or indirect holder of the trust common securities, will generally have sole right to remove or replace the property and Delaware trustees. However, if DTE Energy defaults on the debt securities owned by a DTE Energy Trust or another event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities of that trust may remove and replace the property and Delaware trustees for that trust.

      We will pay all fees and expenses related to the DTE Energy Trusts and the offering of the trust preferred securities. We will also pay all ongoing costs and expenses of the DTE Energy Trusts, except each trust’s obligations under the trust preferred securities and trust common securities.

      The Trusts’ offices are located at 2000 2nd Avenue, Detroit, Michigan, 48226, and the telephone number is (313) 235-8000.

Ratios of Earnings to Fixed Charges and

Ratios of Earnings to Combined Fixed Charges
and Preferred Stock Dividends

       Our ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the periods indicated in the table below.

		Year Ended December 31,
	Six Months
	Ended June 30, 2002	2001	2000	1999	1998	1997

Ratio of earnings to fixed charges	1.96	1.52	2.37	2.48	2.72	3.06
Ratio of earnings to combined fixed charges and preferred stock dividends	1.90	1.50	2.37	2.48	2.68	2.95

      Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of consolidated income plus income taxes and fixed charges;

•	“fixed charges,” which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense, and the estimated portion of rental expense attributable to interest; and

•	“combined fixed charges and preferred stock dividends,” which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense, and the estimated portion of rental expense attributable to interest and preferred stock dividends of consolidated subsidiaries.

Use of Proceeds

       Except as we may otherwise state in an accompanying prospectus supplement, DTE Energy expects to use the net proceeds from the sale of its securities for general corporate purposes, which may include, among other things:

•	financing and development and construction of new facilities;

•	additions to working capital; and

•	repurchase or refinancing of securities.

      The precise amount and timing of the application of such proceeds will depend upon our funding requirements, market conditions and the availability and cost of other funds. Pending the application of proceeds, we may also invest the funds temporarily in short-term investment grade securities.

      The DTE Energy Trusts will use all proceeds from the sale of the trust preferred securities to purchase debt securities of DTE Energy.

The Securities that We May Offer

       The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that DTE Energy and the DTE Energy Trusts may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

      We may sell from time to time, in one or more offerings:

•	common stock and related preferred stock purchase rights;

•	senior or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities;

•	common stock purchase contracts; and/or

•	common stock purchase units.

      The DTE Energy Trusts may offer and sell from time to time their trust preferred securities guaranteed by us.

      In this prospectus, DTE Energy and the DTE Energy Trusts refer to the common stock and related preferred stock purchase rights, senior debt securities, subordinated debt securities, common stock purchase contracts, common stock purchase units, trust preferred securities and our guarantees of the trust preferred securities collectively as “securities.” We refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.”

Description of Capital Stock

Authorized Capital Stock

      The authorized capital stock of DTE Energy currently consists of 400,000,000 shares of DTE Energy common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of July 31, 2002, there were 167,466,850 shares of DTE Energy common stock issued and outstanding. All outstanding shares of common stock are, and the common stock offered hereby when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable. As of July 31, 2002, there were no shares of preferred stock issued and outstanding and 1,500,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance pursuant to the rights agreement, dated September 23, 1997, between DTE Energy and The Detroit Edison Company. Each outstanding share of DTE Energy common stock currently has attached to it one preferred stock purchase right, issued under the rights agreement.

      Under the DTE Energy amended and restated articles of incorporation, which we refer to as the articles of incorporation, our board of directors may cause the issuance of one or more new series of the authorized shares of preferred stock, determine the number of shares constituting any such new series and fix the voting, distribution, dividend, liquidation and all other rights and limitations of the preferred stock. These rights may be superior to those of the DTE Energy common stock. To the extent any shares of DTE Energy’s preferred stock have voting rights, no share of preferred stock may be entitled to more than one vote per share, except that with respect to election of directors, cumulative voting may be available.

Common Stock

      The following description of our common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of this type of security. We will describe the specific terms of any common stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock offered under that prospectus supplement may differ from the terms described below. For the complete terms of our common stock, please refer to our articles of incorporation, bylaws and rights agreement that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of our common stock may also be affected by the laws of the State of Michigan.

Dividends

      Holders of common stock are entitled to participate equally in respect to dividends as, when and if dividends are declared by our board of directors out of funds legally available for their payment. However, this dividend right is subject to any preferential dividend rights we may grant to future holders of preferred stock and to the prior rights of DTE Energy’s debt holders and other creditors. As a Michigan corporation, we are subject to statutory limitations on the declaration and payment of dividends. Dividends on DTE Energy common stock will depend primarily on the earnings and financial condition of DTE Energy. DTE Energy is a holding company and its assets consist primarily of its investment in its operating subsidiaries. Thus, as a practical matter, dividends on common stock of DTE Energy will depend in the foreseeable future primarily upon the earnings, financial condition and capital requirements of Detroit Edison, MichCon and our other subsidiaries, and the distribution of such earnings to DTE Energy in the form of dividends. The subsidiaries are separate and distinct legal entities and have no obligation to make payments with respect to any of DTE Energy’s securities, or to pay dividends to or make funds available to DTE Energy so that DTE Energy can make payments on its securities, including its common stock. In addition, existing or future covenants limiting the right of Detroit Edison, MichCon or our other subsidiaries to pay dividends on or make other distributions with respect to their common stock may affect DTE Energy’s ability to pay dividends on our common stock. See “Description of Debt Securities — Ranking.”

Voting

      Subject to any special voting rights that may vest in the holders of preferred stock, the holders of DTE Energy common stock are entitled to vote as a class and are entitled to one vote per share for each share held of record on all matters voted on by shareholders, except that with respect to the election of directors, cumulative voting is available. All questions other than election of directors are decided by a majority of the votes cast by the holders of shares entitled to vote on that question, unless a greater vote is required by the articles of incorporation or Michigan law. Directors are elected by a plurality of the votes cast.

      We are subject to Chapter 7A of the Michigan Business Corporation Act, which we refer to as the Act, which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. These requirements do not apply if (1) the corporation’s board of directors approves the transaction prior to the time the 10% owner becomes such or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

      In addition, our bylaws provide that Chapter 7B of the Act does not apply to DTE Energy. Chapter 7B of the Act regulates shareholder rights when an individual’s stock ownership reaches at least 20% of a Michigan corporation’s outstanding shares. Accordingly, pursuant to DTE Energy’s bylaws, a shareholder seeking control of DTE Energy cannot require the DTE Energy’s board of directors to call a meeting to vote on issues related to corporate control within 10 days of such request, as stipulated by Chapter 7B of the Act.

Board of Directors

      Our bylaws provide for a board of directors that is divided into three classes. Each class is to serve a three-year term and the classes are to be as nearly equal in size as possible. The number of directors is fixed by the board of directors from time to time but not less than 10 nor more than 18, subject to the board of director’s authority to change the minimum and maximum number of directors. DTE Energy currently has 12 directors. Under our bylaws, the provision providing for the classification of the board of directors may not be amended or repealed without the vote of a majority of the shares of DTE Energy’s common stock.

Amendments to DTE Energy’s Articles of Incorporation

      Under Michigan law, our articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include the common stock and any series of preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class.

Liquidation Rights

      In the event of a liquidation, dissolution or winding-up of DTE Energy, holders of our common stock have the right to share in DTE Energy’s assets remaining after satisfaction in full of the prior rights of creditors, and all liabilities and the aggregate liquidation preferences of any outstanding shares of DTE Energy preferred stock.

Preemptive Rights

      The holders of DTE Energy common stock have no conversion or redemption rights, or any rights to subscribe for or purchase other stock of DTE Energy.

Listing

      Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “DTE.”

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286.

Rights Agreement

General

      The following is a description of the preferred stock purchase rights issued or to be issued under the DTE Energy rights agreement. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the text of the DTE Energy rights agreement, which is incorporated herein by reference and filed as an exhibit to the registration statement of which this prospectus is a part.

      Our rights agreement provides for the issuance to holders of DTE Energy common stock of one preferred stock purchase right for each share of DTE Energy common stock. Subject to the conditions contained in DTE Energy’s rights agreement, each right entitles the holder to purchase from DTE Energy one one-hundredth of a share of DTE Energy Series A Junior Participating Preferred Stock, without par value, at a purchase price of $90.00, subject to adjustment as described below. The rights, which are attached to and trade with the shares of DTE Energy common stock until they are exercisable, may not be exercised until the close of business on the earlier of:

•	the 10th calendar day after the first date of public announcement by DTE Energy that a person, together with its affiliates and associates, has acquired beneficial ownership of 10% or more of the outstanding shares of DTE Energy common stock, which we refer to as an “acquiring person”; or

•	the 10th business day (or, unless the date specified in the bullet point above has previously occurred, such later date as may be specified by our board of directors) after the date that any person commences a tender offer or exchange offer, the consummation of which would result in beneficial ownership by such person of 10% or more of the outstanding shares of DTE Energy common stock.

      We refer to the earlier of these two dates as the “distribution date.”

      DTE Energy, its subsidiaries, employee benefit or stock ownership plans, and affiliates or associates of DTE Energy are not acquiring persons. Rights beneficially owned by acquiring persons, or certain transferees of acquiring persons, are void.

“Flip-in”

      In the event that:

•	any person becomes an acquiring person;

•	any acquiring person merges into or combines with DTE Energy, and DTE Energy is the surviving corporation;

•	any acquiring person effects certain other transactions with DTE Energy; or

•	during such time as there is an acquiring person, DTE Energy effects certain transactions then each unexercised right (other than those held by the acquiring person) will entitle its holder to purchase that number of shares of DTE Energy common stock or, under certain circumstances, an economically equivalent security of DTE Energy, which has a market value at that time of twice the purchase price.

“Flip-over”

      In the event that, at any time after a person has become an acquiring person:

•	DTE Energy merges with or into any person and DTE Energy is not the surviving corporation;

•	any person merges with or into DTE Energy and DTE Energy is the surviving corporation, but all or part of the DTE Energy common stock is exchanged for securities of any other person, cash or any other property; or

•	50% or more of DTE Energy’s assets or earning power are sold then each unexercised right would instead entitle its holder to purchase the acquiring company’s common shares having a market value of twice the purchase price.

Exchange

      If a person or group acquires beneficial ownership of more than 10% but less than 50% of the outstanding shares of DTE Energy common stock, DTE Energy may exchange each outstanding right for one share of DTE Energy common stock.

Redemption

      DTE Energy may redeem the rights, at a redemption price of $0.01 per right, subject to adjustment, at any time prior to the later of the first occurrence of any Flip-in event or Flip-over event and the distribution date.

Certain Adjustments

      The purchase price, and the number of shares of preferred stock or other securities issuable upon exercise of the right, will be adjusted to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

•	upon the grant to holders of the preferred stock of certain rights or warrants to subscribe for preferred stock at a price, or securities convertible into preferred stock with a conversion price, less than the then-current market price of the preferred stock; or

•	upon the distribution to holders of the preferred stock of evidence of indebtedness, cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in preferred stock) or subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustments in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. DTE Energy will not be required to issue fractional shares of preferred stock other than in integral multiples of one one-hundredth of a share. Instead, DTE Energy will make a cash payment, as provided in the rights agreement.

Amounts Outstanding

      DTE Energy distributed one right to shareholders of the company for each share of common stock owned of record by them at the close of business on October 6, 1997. Until the earliest of

•	the distribution date;

•	October 6, 2007; or

•	such time as all rights are redeemed or exchanged,

      DTE Energy will issue one right with each share of DTE Energy common stock that is issued after October 6, 1997, so that each outstanding share of common stock will have a related right. DTE Energy has authorized and reserved 1,500,000 shares of Series A Junior Participating Preferred Stock for issuance upon exercise of the rights.

      DTE Energy may amend the rights agreement without the approval of any holders of rights certificates, except that no amendment may be made that decreases the stated redemption price to an amount less than $.01 per right.

Possible Anti-Takeover Effects

      Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of DTE Energy. As permitted by the Act, our bylaws restrict shareholders from bringing any business before a special meeting of shareowners, require prior written notice of any business to be brought by a shareowner before the annual meeting and require advance notice for shareowner nominations for directors. In addition, the articles of incorporation or bylaws authorize our board of directors to issue one or more series of preferred stock, provide for a staggered board of directors, and provide that Chapter 7B of the Act does not apply to DTE Energy, as discussed above. These provisions in our articles of incorporation or bylaws may limit the ability of individuals to bring matters before shareowner meetings, change the composition of the board of directors and pursue a merger, takeover, business combination or tender offer involving DTE Energy, which, under certain circumstances, could encourage a potentially interested purchaser to negotiate with the board of directors rather than pursue a non-negotiated takeover attempt, including one that shareowners might favor, and could reduce the market value of our common stock.

      In addition, the provisions of the DTE Energy rights agreement have certain anti-takeover effects. The preferred stock purchase rights may cause substantial dilution to a person or group that attempts to acquire DTE Energy on terms not approved by our board of directors, except pursuant to an offer conditional on a substantial number of preferred stock purchase rights being acquired or redeemed.

Description of Debt Securities

       The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related trust indenture. We will issue the debt securities under an amended and restated indenture, dated as of April 9, 2001, as supplemented or amended from time to time, which we refer to as the “indenture,” between DTE Energy and The Bank of New York, as trustee. We refer to The Bank of New York, or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee” for purposes of this section. The indenture may, but need not, have separate trustees for senior and subordinated debt securities.

      This summary of the indenture and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

      Because the descriptions of provisions of the indenture below are summaries, they do not describe every aspect of the indenture. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the indenture for provisions that may be important to you. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture contains, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

      The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of July 31, 2002, approximately $2.1 billion aggregate principal amount of debt securities were issued and outstanding under the indenture.

      Unless otherwise indicated in the applicable prospectus supplement, we will issue registered debt securities in denominations of $1,000 and integral multiples of $1,000 and bearer securities in denominations of $5,000.

      Principal and any premium and interest in respect to the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

      We will describe special U.S. federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

      Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

General

      The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms may include some or all of the following:

•	the title or designation of the debt securities, which may include medium-term notes;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent senior or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of DTE Energy in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear any interest or the method or methods, if any, by which such rate or rates will be determined;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States alien,” as defined in the indenture, in respect of certain taxes, assessments or governmental charges, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; the term “interest,” as used in this prospectus, includes any additional amounts;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•	a description of any provisions providing for redemption or repurchase of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption or repurchase;

•	any sinking fund or other mandatory redemption or similar terms;

•	whether the debt securities will be convertible into shares of common stock of DTE Energy and/or exchangeable for other securities, whether or not issued by DTE Energy, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at the option of DTE Energy, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

•	the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity in accordance with the indenture upon an event of default or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	if either or both of the sections of the indenture relating to defeasance and covenant defeasance are applicable to the debt securities, or if any covenants in addition to or other than those specified in the indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

•	if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture, and whether Section 1009 (limitation on secured debt) of the indenture will be applicable;

•	any other specific terms of the debt securities.

      We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

      Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series.

      Other than as described below under “— Covenants” with respect to any applicable series of debt securities and as may be described in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding the applicability of the covenant described below under “— Covenants — Limitation on Secured Debt” or any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Ranking

      Because DTE Energy is a holding company that conducts substantially all of its operations through subsidiaries, holders of debt securities and guarantees of DTE Energy will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and preferred stockholders, if any. Our subsidiaries, principally Detroit Edison and MichCon, from time to time incur debt to finance their business activities. Substantially all of the physical properties of Detroit Edison and MichCon are subject to the liens of their respective mortgage indentures as security for the payment of outstanding mortgage bonds.

      Our assets consist primarily of investment in subsidiaries. Our ability to service indebtedness, including any debt securities and guarantees, depends on the earnings of our subsidiaries and the distribution or other payment from subsidiaries of earnings to us in the form of dividends, loans or advances, and repayment of loans and advances from us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make payments to us in order for us to pay our obligations under the debt securities. In addition, Detroit Edison has the right to defer interest payments on its outstanding junior subordinated debentures. In the event it exercises this right, Detroit Edison may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock during the deferral period. Enterprises has outstanding debentures that have similar restrictions.

Senior Debt Securities

      Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

      Our obligation to pay the principal of, and any premium and interest on, any series of subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent provided in the supplemental indenture relating to the series and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

      Upon any payment or distribution of assets or securities of DTE Energy to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of DTE Energy, the holders of Senior Indebtedness will first be entitled to receive payment in full of the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of DTE Energy being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

      By reason of such subordination, in the event of liquidation or insolvency of DTE Energy, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of DTE Energy that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

      Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of DTE Energy applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

      No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

      “Indebtedness” means:

•	indebtedness for borrowed money;

•	obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business);

•	obligations evidenced by notes, bonds, debentures or other similar instruments;

•	obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property;

•	obligations as lessee under leases that have been or should be, in accordance with accounting principles generally accepted in the United States, recorded as capital leases;

•	obligations, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit;

•	obligations in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	guarantees of Indebtedness of others, directly or indirectly, or Indebtedness in effect guaranteed directly or indirectly through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor or (4) otherwise to assure a creditor against loss; and

•	Indebtedness described above secured by any Lien (as defined below) on property.

      “Senior Indebtedness,” for purposes of subordinated debt securities of each series, means all Indebtedness, whether outstanding on the date of issuance of subordinated debt securities of the applicable series or thereafter created, assumed or incurred, except Indebtedness ranking equally with the subordinated debt securities or Indebtedness ranking junior to the subordinated debt securities. Senior Indebtedness does not include obligations to trade creditors or indebtedness of DTE Energy to its subsidiaries. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

      “Indebtedness ranking equally with the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking equally with the subordinated debt securities.

      “Indebtedness ranking junior to the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means any Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities of the applicable series or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to

•	the subordinated debt securities, and

•	any other Indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking junior to the subordinated debt securities.

Covenants

      The indenture contains covenants for the benefit of holders of debt securities of each series. The following covenant will apply to a series of debt securities only to the extent specified in the applicable prospectus supplement.

Limitation on Secured Debt

      If this covenant is made applicable to the debt securities of any particular series, we have agreed that we will not create, issue, incur or assume any Secured Debt (as defined below) without the consent of the holders of a majority in principal amount of the outstanding debt securities of all series with respect to which this covenant is made, considered as one class; provided, however, that the foregoing covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if we either:

•	secure all debt securities then outstanding with respect to which this covenant is made equally and ratably with the Secured Debt; or

•	deliver to the trustee bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the debt securities then outstanding with respect to which this covenant is made and meeting certain other requirements in the indenture.

      “Debt” means

•	indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money; and

•	any guaranty by DTE Energy of any such indebtedness of another person.

      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

      “Secured Debt” means Debt created, issued, incurred or assumed by DTE Energy that is secured by a Lien upon any shares of stock of any Significant Subsidiary, as defined in Regulation S-X of the rules and regulations under the Securities Act, whether owned at the date of the initial authentication and delivery of the debt securities of any series or thereafter acquired.

Consolidation, Merger and Sale of Assets

      DTE Energy may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to, any person or permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	in the case DTE Energy shall merge into or consolidate with, or transfer its properties and assets as an entirety (or substantially as an entirety) to any person, such person is a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

•	any successor person (if not DTE Energy) assumes by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities;

•	no event of default under the indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the indenture has occurred and is continuing after giving effect to the transaction; and

•	certain other conditions are met.

      Upon any merger or consolidation described above or conveyance or transfer of the properties and assets of DTE Energy as or substantially as an entirety as described above, the successor person will succeed to DTE Energy’s obligations under the indenture and, except in the case of a lease, the predecessor person will be relieved of such obligations.

      The indenture does not prevent or restrict any conveyance or other transfer, or lease, of any part of the properties of DTE Energy which does not constitute the entirety, or substantially the entirety, thereof.

Events of Default

      Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be any of the following events:

(1) failure to pay interest on the debt securities of that series, or any additional amounts payable with respect to the debt securities, for 30 days after payment is due;

(2) failure to pay principal or any premium on the debt securities of that series, or any additional amounts payable with respect to the debt securities, when due;

(3) failure to pay any sinking fund installment or analogous payment when due;

(4) failure to perform, or breach, of any other covenant or warranty or obligation of DTE Energy in the indenture for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the registered owners of at least 25% in principal amount of the debt securities of that series;

(5) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by DTE Energy (including a default with respect to any other series of debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by DTE Energy (or the payment of which is guaranteed by DTE Energy), whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

      either:

•	such default results from failure to pay any such indebtedness when due and such defaulted payment has not been made, waived or extended within 30 days of such payment default; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity and such indebtedness shall not have been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and

•	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $40 million;

(6) certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to DTE Energy; or

(7) any other event of default provided with respect to debt securities of that series.

      If an event of default with respect to the debt securities of any series, other than an event of default described in paragraph (6) above pertaining to certain events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization specified in the indenture, the principal amount and accrued and unpaid interest and any additional amounts payable in respect of the debt securities of that series — or a lesser amount as provided for in the debt securities of that series — will be immediately due and payable without any declaration or other act by the trustee or any holder.

      The indenture provides that within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee must transmit to the holders of the debt securities of such series, in the manner set forth in the indenture, notice of the default known to the trustee, unless the default has been cured or waived. But, in the case of a default in the payment of the principal of (or premium, if any) or interest or any additional amounts or in the payment of any sinking fund installment, on any debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. And further, in the case of any event of default as described in paragraph (4) above, no such notice to holders will be given until at least 30 days after the occurrence of the event of default.

      If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings.

      The indenture further provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless that requesting holder has offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

      The indenture provides that no holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

      Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

      However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

      Under the indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event that after notice or lapse of time or both would constitute an event of default.

Interest Rates and Discounts

      The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

      We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. U.S. Federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Exchange, Registration and Transfer

      Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

      Holders may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for the indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

      In the event of any redemption, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption if the debt securities are issuable only as registered securities; or

•	the day of the first publication of the notice of redemption if the debt securities are issuable as bearer securities, or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Payment and Paying Agents

      Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States, by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

      Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments.

Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

      Unless we specify otherwise in the applicable prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

      We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

      However, if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

      All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

      To the extent not described below and under the heading “Book-Entry Securities,” we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

      As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form;

•	will not be considered the owners or holders under the indenture relating to those debt securities; and

•	will not be able to transfer or exchange the global debt securities, except in the limited circumstances as described in this prospectus or any supplement.

      The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the owner’s ability to transfer beneficial interests in a global security.

      Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

      For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

Discharge, Defeasance and Covenant Defeasance

      We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

      To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable. The deposited amount must be sufficient to pay the entire amount of principal of, and any premium, interest and additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity or redemption date of the debt securities, as the case may be; provided, however, we have paid all other sums payable under the indenture with respect to the debt securities, and certain other conditions are met.

      Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “defeasance”; or

•	with respect to any debt securities, to be released from certain covenant obligations as described in the related prospectus supplement, as may be provided for under Section 301 of the indenture, which we refer to as “covenant defeasance.”

      In the case of defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

      After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

      To elect either defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities. The deposit will provide through the scheduled payment of principal and interest in accordance with their terms, money in an amount sufficient to pay the principal of and any premium and interest on (and, to the extent that (1) the debt securities of such series provide for the payment of additional amounts and (2) we may reasonably determine the amount of any such additional amounts at the time of deposit (in the exercise of our sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on their scheduled due dates.

      In addition, we can only elect defeasance or covenant defeasance if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event that with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of the deposit of funds with the trustee and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of the deposit of funds with the trustee; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

      The indenture deems a foreign currency to be any currency, currency unit or composite currency including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

      The indenture defines government obligations as securities that are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

      Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

      Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, and additional amounts, if any, with respect to, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

      The indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency both by the government of the country or the confederation that issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

      Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

      If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable for payment of the amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

      We and the trustee may generally modify certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification, except that no such modification or amendment may, without the consent of the holder of each debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of, or any premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	change the place of payment, coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take certain actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment; or

•	modify any of the above provisions or certain provisions regarding the waiver of past defaults or the waiver of certain covenants, with limited exceptions.

In addition, we and the trustee may, without the consent of any holders, modify provisions of the indenture for certain purposes, including, among other things:

•	evidencing the succession of another person to DTE Energy and the assumption by any such successor of the covenants of DTE Energy in the indenture and in the debt securities;

•	adding to the covenants of DTE Energy for the benefit of the holders of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or surrendering any right or power herein conferred upon DTE Energy with respect to the debt securities;

•	adding any additional events of default with respect to the debt securities (and, if such event of default is applicable to less than all series of debt securities, specifying the series to which such event of default is applicable);

•	adding to or changing any provisions of the indenture to provide that bearer debt securities may be registrable, changing or eliminating any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, permitting bearer debt securities to be issued in exchange for registered debt securities, permitting bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitating the issuance of debt securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment of a successor trustee and adding to or changing any of the provisions of the indenture to facilitate the administration of the trusts;

•	curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein, or making or amending any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to maintain the qualification of the indenture under the Trust Indenture Act as the same may be amended from time to time;

•	adding to, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as therein set forth;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form;

•	securing the debt securities;

•	making provisions with respect to conversion or exchange rights of holders of securities of any series;

•	amending or supplementing any provision contained therein or in any supplemental indenture, provided that no such amendment or supplement will adversely affect the interests of the holders of any debt securities then outstanding in any material respect; or

•	modifying, deleting or adding to any of the provisions of the indenture other than as contemplated above.

      The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      The following applies only in the event that debt securities are held by a DTE Energy Trust.

      To the extent that any action under any debt securities held by a DTE Energy Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by that DTE Energy Trust may take action if the action is not taken by the property trustee of that DTE Energy Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

•	the failure of DTE Energy to pay the principal of, or any premium or interest on, those debt securities on the due date; or

•	the failure by DTE Energy to deliver the required securities or other property upon an appropriate conversion or exchange election, if any,

and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

      A “direct action” is a legal proceeding directly against DTE Energy for enforcement of payment to the holder of trust preferred securities issued by a DTE Energy Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. DTE Energy may not amend an indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, the DTE Energy Trusts may become subject to the reporting obligations under the Securities Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by DTE Energy in connection with a direct action, DTE Energy will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and DTE Energy will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by DTE Energy to the holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice” below.

Resignation and Removal of the Trustee; Deemed Resignation

      The trustee may resign at any time with respect to the debt securities of one or more series by giving written notice thereof to us.

      The trustee may also be removed with respect to the debt securities of any series by act of the holders of a majority in principal amount of the then outstanding debt securities of such series.

      No resignation or removal of such trustee and not appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

      Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the retiring trustee will be deemed to have resigned.

Governing Law

      The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

      The Bank of New York is the trustee under the indenture. In addition to acting as trustee, The Bank of New York, as described in this prospectus, also acts as property trustee under the trust agreement and the guarantee trustee under the guarantee; The Bank of New York (Delaware) acts as the Delaware trustee under the trust agreement. The Bank of New York also acts as trustee with respect to the securitization bonds issued by The Detroit Edison Securitization Funding LLC and may act as trustee under various other indentures, trusts and guarantees of DTE Energy and its affiliates and perform other banking, trust and investment banking services for DTE Energy and its affiliates in the ordinary course of business.

      The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of DTE Energy, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with DTE Energy and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

Description of Common Stock Purchase Contracts and Units

       We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from DTE Energy, and DTE Energy to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, the following:

•	senior debt securities or subordinated debt securities of DTE Energy;

•	debt obligations of third parties, including U.S. Treasury securities;

•	trust preferred securities of a DTE Energy Trust;

•	any other security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

      The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in certain circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

      The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

Description of Trust Preferred Securities

       Each DTE Energy Trust will issue under its trust agreement only one series of trust preferred securities, that will represent beneficial interests in that DTE Energy Trust. Each DTE Energy Trust will qualify its trust agreement under the Trust Indenture Act. Each trust agreement is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act. A form of trust agreement, including a form of trust securities, is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of a DTE Energy Trust may differ from the terms summarized below.

General

      The trust preferred securities of each DTE Energy Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the trust common securities of each DTE Energy Trust except as described under “— Subordination of Trust Common Securities.” Each DTE Energy Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of debt securities of DTE Energy equal to the aggregate liquidation amount of those trust preferred securities and trust common securities. The property trustee of each DTE Energy Trust will hold legal title to the debt securities for the benefit of the holders of the related trust securities. In addition, DTE Energy will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable or securities or other property deliverable, if any, on redemption, repayment, conversion or exchange of the trust preferred securities or liquidation of a DTE Energy Trust when the trust does not have funds or other property legally available for payment or delivery. See “Description of Trust Preferred Securities Guarantees.”

      The revenue of a DTE Energy Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related debt securities and any other assets held by that DTE Energy Trust. If DTE Energy fails to make a required payment in respect of those debt securities or any other assets, that DTE Energy Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

      Each DTE Energy Trust will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including:

•	the designation, number, purchase price and liquidation amount, if any, of the trust preferred securities;

•	the distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, if applicable, any deferral provisions;

•	whether the distributions on the trust preferred securities will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•	if other than U.S. dollars, the currency in which cash payments are payable;

•	the liquidation amount per trust preferred security that will be paid out of the assets of that DTE Energy Trust to the holders upon voluntary or involuntary dissolution and liquidation of that trust;

•	the obligation or right, if any, of that DTE Energy Trust to purchase or redeem its trust preferred securities, whether pursuant to a sinking fund or otherwise, and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, it will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

•	the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or property, or a combination of the foregoing;

•	the obligation or right, if any, of DTE Energy, that DTE Energy Trust or any other party to liquidate that DTE Energy Trust and any terms and conditions of such liquidation;

•	the voting rights, if any, of the holders;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed;

•	if applicable, a description of any remarketing, auction or other similar arrangements;

•	whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

      Each DTE Energy Trust will also describe certain material United States federal income tax considerations applicable to any offering of trust preferred securities in the applicable prospectus supplement.

Subordination of Trust Common Securities

      Each DTE Energy Trust will pay distributions on, and the applicable redemption price of, and any other amounts payable or property deliverable under, the trust securities it issues equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts. But, if on any distribution date, redemption date, repayment date or conversion or exchange date, or upon liquidation or an event of default under the debt securities held by that DTE Energy Trust or any other event of default under the trust agreement has occurred and is continuing, that DTE Energy Trust will not pay any distribution on, or applicable redemption or repayment price of, or convert or exchange any of its trust common securities. Further, it will not make any other payment on account of the redemption, repayment, conversion, exchange, liquidation or other acquisition of the trust common securities, unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of that DTE Energy Trust for all distribution periods terminating on or before the redemption, repayment, conversion, exchange, liquidation or other acquisition, and, in the case of payment of the applicable redemption or repayment price, the full amount of the redemption or repayment price, will have been made or provided for. And, in the case of conversion or exchange, no such payments will be made unless the trust preferred securities have been converted or exchanged in full and other amounts payable have been paid. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or the applicable redemption price of, the trust preferred securities issued by that DTE Energy Trust then due and payable.

      Until any event of default under the trust agreement for a DTE Energy Trust has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities of that DTE Energy Trust and not on behalf of DTE Energy as the direct or indirect trust common securities owner, and only the holders of the trust preferred securities issued by that DTE Energy Trust will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

      The occurrence of an event of default under the debt securities held by a DTE Energy Trust will constitute an event of default under the trust agreement for that DTE Energy Trust. Within 90 days after the occurrence of an event of default actually known to the property trustee, the property trustee will transmit notice of that event of default to the holders of the trust preferred securities of that DTE Energy Trust, the administrative trustees and DTE Energy, as sponsor, unless the event of default shall have been cured or waived.

      For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against DTE Energy under the debt securities, see “Description of Debt Securities — Enforcement of Certain Rights by Holders of Trust Preferred Securities.” The applicable prospectus supplement may describe additional events of default under the trust agreement.

Removal of Trustees

      Unless an event of default under the debt securities held by a DTE Energy Trust has occurred and is continuing, DTE Energy, as the direct or indirect owner of trust common securities of that DTE Energy Trust, may remove the property trustee, the Delaware trustee and the administrative trustees at any time. If an event of default under the debt securities held by a DTE Energy Trust has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of that DTE Energy Trust may remove and replace the property trustee and the Delaware trustee for that DTE Energy Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in DTE Energy as the direct or indirect trust common securities owner. No resignation or removal of a property or Delaware trustee, and no appointment of a successor to that trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Property or Delaware Trustees

      Any person into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of the property trustee or the Delaware trustee under the trust agreement, provided that the person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of a DTE Energy Trust

      A DTE Energy Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to any other person, except as described below or as otherwise described in the applicable prospectus supplement. A DTE Energy Trust may, at the request of DTE Energy, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state of the United States; provided, that:

•	the successor entity expressly assumes all of the obligations of that DTE Energy Trust under any agreement to which the trust is a party and either:

•	expressly assumes all of the obligations of that DTE Energy Trust with respect to the trust securities of that DTE Energy Trust, or

•	substitutes for the trust securities of that DTE Energy Trust other securities having substantially the same terms as those trust securities, so long as the successor trust securities rank the same as the trust securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

•	DTE Energy expressly appoints a trustee of the successor entity possessing substantially the same powers and duties as the property trustee with respect to the debt securities held by that DTE Energy Trust;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, if applicable, on each national securities exchange or other organization on which the trust securities of that DTE Energy Trust are then listed, if any;

•	the merger, conversion, consolidation, amalgamation or replacement does not cause the trust securities, including any successor securities, of that DTE Energy Trust to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that DTE Energy Trust in any material respect;

•	the successor entity has a purpose substantially identical to that of that DTE Energy Trust;

•	prior to the merger, conversion, consolidation, amalgamation or replacement, DTE Energy has received an opinion from a nationally recognized independent counsel experienced in these matters and representing that DTE Energy Trust, to the effect that:

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that DTE Energy Trust in any material respect,

•	following the merger, conversion, consolidation, amalgamation or replacement, neither that DTE Energy Trust nor the successor entity, if any, will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

•	following the merger, conversion, consolidation, amalgamation or replacement, that DTE Energy Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

•	DTE Energy or any permitted successor or assignee directly or indirectly owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee; and

•	the property trustee has received an officer’s certificate of DTE Energy and an opinion of counsel, each to the effect that all conditions precedent to the transaction as set forth in the trust agreement have been satisfied.

      Despite the foregoing, a DTE Energy Trust may, with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger or replacement would cause the DTE Energy Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided under “— Mergers, Conversions, Consolidations, Amalgamations or Replacements of a DTE Energy Trust” and “Description of Trust Preferred Securities Guarantees — Amendments and Assignment” and as otherwise required by law and the trust agreement or specified in the applicable prospectus supplement, the holders of trust preferred securities will have no voting rights.

      DTE Energy, the property trustee, the Delaware trustee and the administrative trustees may amend from time to time the trust agreement for a DTE Energy Trust, without the consent of the holders of the trust securities of that DTE Energy Trust,

•	to cure any ambiguity, or correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision,

•	to add to the covenants, restrictions or obligations of the sponsor,

•	to conform to any change in the Investment Company Act or Trust Indenture Act or the rules promulgated thereunder, or any written change in interpretation of such acts or rules by any governmental authority, or

•	to cause that DTE Energy Trust to continue to be classified for United States federal income tax purposes as a grantor trust;

provided, however, that any such modification that will adversely affect the rights of the holders of the trust securities issued by that DTE Energy Trust requires the consent of the holders of a majority in liquidation amount of each class of trust securities affected.

      Without the consent of each holder of trust securities issued by a DTE Energy Trust, the trust agreement for that DTE Energy Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change its purpose;

•	authorize the issuance of any additional beneficial interests;

•	change the conversion, exchange or redemption provisions, if any;

•	change the conditions precedent for DTE Energy to elect to dissolve that DTE Energy Trust and distribute the debt securities held by that DTE Energy Trust to the holders of the trust securities, if applicable;

•	change the liquidation, distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of that DTE Energy Trust;

•	affect the limited liability of any holder of its trust securities; or

•	restrict the right of a holder of its trust securities to institute suit for the enforcement of any required distribution on or, if applicable, after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

      So long as the property trustee holds any debt securities for a DTE Energy Trust, the property trustee, the Delaware trustee and the administrative trustees for that DTE Energy Trust will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee, or execute any trust or power conferred on the property trustee, with respect to those debt securities;

•	waive certain past defaults under the indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of those debt securities; or

•	consent to any amendment, modification or termination of the indenture or those debt securities, where consent is required;

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of that DTE Energy Trust. But, where a consent under the indenture would require the consent of each holder of those debt securities affected thereby, the property trustee will not consent without the prior approval of each holder of the trust preferred securities issued by that DTE Energy Trust. The property trustee, the Delaware trustee and the administrative trustees may not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the applicable debt securities. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions (other than directing the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee), the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the applicable DTE Energy Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

      Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent without prior notice. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by DTE Energy or any affiliate of DTE Energy will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

      Unless otherwise specified in the applicable prospectus supplement, trust preferred securities will be represented by one or more global certificates deposited with, or on behalf of, DTC, or such other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. See “Book-Entry Securities.”

Payment and Paying Agent

      Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and DTE Energy. The paying agent will be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and DTE Energy. In the event that the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and DTE Energy, to act as paying agent.

Registrar and Transfer Agent

      The property trustee will act as registrar and transfer agent for the trust preferred securities.

      Registration of transfers of trust preferred securities will be effected without charge by or on behalf of a DTE Energy Trust, upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A DTE Energy Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed, repaid or called for redemption or repayment.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties that are specifically set forth in the trust agreement and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless the holder offers the property trustee reasonable indemnity against the costs, expenses and liabilities that it might incur thereby.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate each DTE Energy Trust in such a way that:

•	that DTE Energy Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	that DTE Energy Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the debt securities held by that DTE Energy Trust will be treated as indebtedness of DTE Energy for United States federal income tax purposes.

      DTE Energy and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each DTE Energy Trust or each trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

      Holders of trust preferred securities will not have any preemptive or similar rights.

Accounting Treatment

      Each DTE Energy Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of each trust. The trust preferred securities for each DTE Energy Trust, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the applicable guarantee and the debt securities will be included in the notes to the consolidated financial statements. We will record distributions that each DTE Energy Trust pays on its trust preferred securities as an expense in our consolidated statement of income.

Description of Trust Preferred Securities Guarantees

       DTE Energy will execute and deliver a guarantee concurrently with the issuance by a DTE Energy Trust of its trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. That guarantee will be held for those holders by a guarantee trustee. DTE Energy will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions of terms, and those made a part of each guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

      Pursuant to and to the extent set forth in the guarantee, DTE Energy will irrevocably and unconditionally agree to pay in full the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that a DTE Energy Trust may have or assert. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of a DTE Energy Trust, will be subject to the applicable guarantee:

•	any accumulated and unpaid distributions that are required to be paid on the applicable trust preferred securities, to the extent that a DTE Energy Trust has funds legally available therefor at such time;

•	the applicable redemption or repayment price and all accumulated and unpaid distributions to the date of redemption or repayment with respect to the trust preferred securities called for redemption or repayment, to the extent that a DTE Energy Trust has funds legally available therefor at such time; or

•	upon a voluntary or involuntary dissolution and liquidation of the applicable DTE Energy Trust, other than in connection with the distribution of the debt securities to holders of its trust preferred securities or the redemption, repayment, conversion or exchange of its trust preferred securities, if applicable, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the DTE Energy Trust has funds available therefor, and

•	the amount of assets of that DTE Energy Trust remaining available for distribution to holders of its trust preferred securities in liquidation of that DTE Energy Trust.

      DTE Energy’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by DTE Energy to the holders of the applicable trust preferred securities entitled to those payments or by causing the applicable DTE Energy Trust to pay those amounts to the holders.

      If the trust preferred securities are exchangeable or convertible into other securities, DTE Energy will also irrevocably agree to cause the applicable DTE Energy Trust to deliver to holders of those trust preferred securities those other securities in accordance with the applicable exchange or conversion provisions.

      DTE Energy will, through the guarantee, the applicable trust agreement, the related debt securities and the applicable indenture, taken together, fully, irrevocably and unconditionally guarantee all of each DTE Energy Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each DTE Energy Trust’s obligations under its trust preferred securities.

Ranking

      Unless otherwise specified in the applicable prospectus supplement, each guarantee will constitute an unsecured obligation of DTE Energy and will rank equal to the debt securities held by the DTE Energy Trust that issued the trust preferred securities covered by the guarantee and senior to DTE Energy common stock. Each trust agreement provides that each holder of trust preferred securities, by acceptance of the applicable trust preferred securities, agrees to the terms of the related guarantee, including any subordination provisions.

      The guarantees will not limit the amount of secured or unsecured debt, including indebtedness under the indenture, that may be incurred by DTE Energy or any of its subsidiaries.

Guarantee of Payment

      Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against DTE Energy to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the applicable DTE Energy Trust or upon distribution of the debt securities or other assets held by the DTE Energy Trust to the holders of the its trust preferred securities.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, a guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Trust Preferred Securities — Voting Rights; Amendment of a Trust Agreement.” All guarantees and agreements contained in a guarantee will bind the successors, assigns, receivers, trustees and representatives of DTE Energy and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

      An event of default under a guarantee will occur upon the failure of DTE Energy to perform any of its payment or other obligations under that guarantee, provided that, except with respect to a default in respect of any guarantee payment or delivery of any securities upon conversion or exchange of the trust securities, DTE Energy has not cured the default 90 days from the date the guarantee trustee obtains knowledge of the event of default. The holders of a majority in liquidation amount of the trust preferred securities covered by a guarantee will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

      If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against DTE Energy to enforce its rights under that guarantee without first instituting a legal proceeding against the applicable DTE Energy Trust, the guarantee trustee or any other person or entity.

Termination

      A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption or repayment price of the related trust preferred securities, upon full payment of all amounts or delivery of all securities or other property due upon the dissolution and liquidation of the applicable DTE Energy Trust or upon the conversion or exchange of all of the related trust preferred securities. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid or other property distributed under those trust preferred securities or the related guarantee.

Information Concerning the Guarantee Trustee

      The Bank of New York will be the guarantee trustee under the guarantees.

      The guarantee trustee, other than during the occurrence and continuance of a default by DTE Energy in performance of a guarantee, will undertake to perform only the duties that are specifically set forth in that guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Rights Upon Dissolution

      Unless the debt securities held by a DTE Energy Trust are distributed to holders of the related trust preferred securities, upon any voluntary or involuntary dissolution and liquidation of that DTE Energy Trust, after satisfaction of the liabilities of its creditors as required by applicable law, the holders of those trust preferred securities will be entitled to receive, out of assets held by that DTE Energy Trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of DTE Energy, the property trustee, as holder of the debt securities, would be a creditor of DTE Energy.

Book-Entry Securities

       Unless we otherwise specify in the applicable prospectus supplement, we will issue to investors securities, other than our common stock, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless we otherwise specify in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in book-entry form.

      No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede & Co., as the registered holder of such securities.

      DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

      DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

      DTC has also informed us that it:

•	holds securities for “participants”; and

•	facilitates the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

      Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

      Purchases of securities under the DTC system must be made by or through participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners.

      To facilitate subsequent transfers, all securities deposited by participants with DTC are registered in the name of Cede & Co., or such other name as may be requested by DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the participants to whose accounts securities are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to participants and by participants to Beneficial Owners will be governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy.)

      Payments on the securities will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, DTE Energy, the DTE Energy Trusts, or the trustees subject to any statutory or regulatory requirements as may be in effect from time to time. Distributions and payments to Cede & Co. (or such other nominee) is the responsibility of DTE Energy, the DTE Energy Trusts, or the trustee, disbursement of such payments to participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of participants.

      Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of the persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

•	we execute and deliver to the trustee an order complying with the requirements of the indenture that the book-entry security will be so exchangeable; or

•	an event of default has occurred and is continuing.

      Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

      If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

      Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

      DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      None of DTE Energy, the DTE Energy Trusts, the trustees or any registrar and transfer agent, any underwriter, agent or dealer or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

Plan of Distribution

       DTE Energy and the DTE Energy Trusts may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

      DTE Energy and the DTE Energy Trusts may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

      If DTE Energy and/or a DTE Energy Trust uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

      Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from DTE Energy and/or a DTE Energy Trust and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. DTE Energy and the DTE Energy Trusts may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

      Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and the Chicago Stock Exchange. DTE Energy and the DTE Energy Trusts may elect to list any other class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Neither DTE Energy nor the DTE Energy Trusts can give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

      Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Legal Matters

       The validity of the DTE Energy securities will be passed upon for DTE Energy by Thomas A. Hughes, Associate General Counsel. In addition, other customary legal matters relating to the offering of the securities, including matters relating to our due incorporation, legal existence and authorized capitalization, will be passed upon for DTE Energy by Thomas A. Hughes, Associate General Counsel. Mr. Hughes beneficially owns approximately 5,542 shares of DTE Energy common stock and holds options to purchase an additional 20,250 shares. The validity of the securities issued by the DTE Energy Trusts and certain matters of Delaware law will be passed upon for the DTE Energy Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the DTE Energy Trusts. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Thelen Reid & Priest LLP, New York, New York. Thelen Reid & Priest LLP will rely on the opinion of Mr. Hughes with respect to Michigan law and the opinion of Richards, Layton & Finger, P.A. with respect to Delaware law.

Experts

       The consolidated financial statements and the related financial statement schedule of DTE Energy Company incorporated in this prospectus by reference from our Current Report on Form 8-K filed September 20, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information for the periods ended March 31, 2002 and 2001 and June 30, 2002 and 2001 that are incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in DTE Energy’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Where You Can Find More Information

Available Information

      We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms located at:

•	450 Fifth Street, N.W. Washington, D.C. 20549;

•	233 Broadway New York, New York 10007; and

•	Citicorp Center 500 West Madison Street Chicago, Illinois 60661.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

      You can also inspect reports and other information about DTE Energy at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the offices of the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

      We maintain a web site at http://www.dteenergy.com (which is not intended to be an active hyperlink), that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Until we sell all of the securities covered by this prospectus, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (including information specifically incorporated by reference into DTE Energy’s Form 10-K from DTE Energy’s definitive Proxy Statement for its 2001 annual meeting of shareholders filed on March 22, 2002) (with respect to Items 1, 2, 7 and 8, please refer to the Current Report on Form 8-K filed on September 20, 2002);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002;

•	Current Report on Form 8-K dated August 12, 2002, filed on August 13, 2002;

•	Current Report on Form 8-K dated September 17, 2002, filed on September 20, 2002;

•	Description of DTE Energy common stock on Form 8-B, filed on January 2, 1996; and

•	Description of the Rights Agreement on Form 8-A, filed on September 23, 1997.

      Each of these documents is available from the SEC’s web site and public reference rooms described above. You may also request a copy of these filings, excluding exhibits, at no cost by writing or telephoning DTE Energy, at our principal executive office, which is:

DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-4000

      There are no separate financial statements of the DTE Energy Trusts in this prospectus. We do not believe these financial statements would be material to investors because:

•	the DTE Energy Trusts are wholly-owned subsidiaries of DTE Energy, which files consolidated financial information under the Securities Exchange Act;

•	the DTE Energy Trusts will not have any independent operations other than issuing trust preferred securities and trust common securities, purchasing debt securities of DTE Energy and other necessary or incidental activities as described in this prospectus;

•	DTE Energy guarantees the trust preferred securities of the DTE Energy Trusts;

•	no other subsidiary of DTE Energy guarantees the trust preferred securities of the DTE Energy Trusts; and

•	the guarantee of the DTE Energy Trusts by DTE Energy is full and unconditional.

DTE ENERGY TRUST II

              % Trust Originated Preferred Securities® (“TOPrS®”)

(Liquidation Amount $25 per TOPrS)
Fully and Unconditionally Guaranteed, as described herein, by
DTE Energy Company

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

A.G. Edwards

Comerica Securities

H&R Block Financial Advisors Inc.
KeyBanc Capital Markets
Lehman Brothers
RBC Capital Markets

May      , 2004